Filed Pursuant to Rule 424(b)(5)
Registration No. 333-238162

The information in this preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are not offers to sell these securities, and we are not soliciting offers to buy these securities in any jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS SUPPLEMENT	SUBJECT TO COMPLETION	DATED MAY 19, 2020
(To Prospectus dated May 15, 2020)

            American Depositary Shares

Representing              Ordinary Shares

            Pre-Funded Warrants each to purchase one American Depositary Share

Medigus Ltd.

We are offering          American Depositary Shares, or ADSs, at a public offering price of $        per ADS, pursuant to this prospectus supplement and the accompanying prospectus. Each ADS represents 20 ordinary shares, par value NIS 1.00 per share. See “Description of American Depositary Shares” and “Description of Ordinary Shares” in the accompanying prospectus for more information.

We are also offering to those purchasers whose purchase of ADSs in this offering would result in the purchaser, together with its affiliates and certain related parties, beneficially owning more than 4.99% (or at the election of the purchaser, 9.99%) of our outstanding Ordinary Shares immediately following the consummation of this offering, Pre-Funded Warrants, in lieu of the ADSs that would otherwise result in ownership in excess of 4.99% (or at the election of the purchaser, 9.99%) of our outstanding Ordinary Shares. The purchase price of each Pre-Funded Warrant will equal the price per ADS being sold in this offering, minus $0.001, and the exercise price of each Pre-Funded Warrant will be $0.001 per ADS. The Pre-Funded Warrants will be immediately exercisable and may be exercised at any time until exercised in full. The Pre-Funded Warrants will not be certificated. We do not expect to list the Pre-Funded Warrants on any national securities exchange or other trading market.

The ADSs trade on The Nasdaq Capital Market, or Nasdaq, under the symbol “MDGS”. On May 18, 2020, the last reported price of the ADSs on Nasdaq was $2.92 per ADS. Our ordinary shares currently trade on the Tel Aviv Stock Exchange Ltd., or TASE, under the symbol “MDGS”. On May 18, 2020, the last reported sale price of our ordinary shares on the TASE was NIS 0.56, or $0.16 per share (based on the exchange rate reported by the Bank of Israel on such date).

We are an emerging growth company as that term is used in the Jumpstart Our Business Startups Act of 2012, or the JOBS Act and, as such, we have elected to take advantage of certain reduced public company reporting requirements for this prospectus and future filings.

On May 15, 2020, the aggregate market value of our ordinary shares held by non-affiliates was approximately $15,146,712, based on 84,538,738 ordinary shares outstanding, 77,675,444 of which are held by non-affiliates, and a per ordinary share price of $0.195 based on the closing sale price of our ADSs on Nasdaq on May 12, 2020. We have not offered or sold any securities pursuant to General Instruction I.B.5 on Form F-3 during the prior 12 calendar month period that ends on and includes the date of this prospectus.

Under the registration statement to which this prospectus supplement forms a part, we may not sell our securities in a primary offering with a value exceeding one-third of our public float in any 12-month period unless our public float rises to $75 million or more.

You should carefully read this prospectus supplement and the accompanying prospectus (including all of the information incorporated by reference therein) before you invest. Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page S-6 of this prospectus supplement and on page 4 of the accompanying prospectus for a discussion of certain factors you should consider before investing in our securities.

	Per ADS	Per Pre-Funded Warrant	Total
Public offering price	$	$	$
Underwriting discounts and commissions(1)	$	$	$
Proceeds, before expenses, to us	$	$	$

(1)	The underwriter will also be reimbursed for certain expenses incurred in this offering. See “Underwriting” on page S-14 of this prospectus supplement for more information regarding underwriting compensation.

We have granted underwriter an option for a period of 45 days to purchase up to an         additional         ADSs and/or Pre-Funded Warrants at the public offering price, less the underwriting discount, solely to cover over-allotments, if any. If the underwriter exercises the option in full, the total underwriting discount will be $        , and the total proceeds to us, before expenses, will be $        .

We expect to deliver the ADSs and Pre-Funded Warrants being offered pursuant to this prospectus supplement on or about May , 2020.

None of the United States Securities and Exchange Commission, the Israeli Securities Authority, any state securities commission or any other regulatory body, has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

ThinkEquity

a division of Fordham Financial Management, Inc.

The date of this prospectus supplement is May         , 2020.

TABLE OF CONTENTS

Prospectus Supplement

Prospectus

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement and the accompanying prospectus are part of a “shelf” registration statement on Form F-3 (File No. 333-238162) utilizing a shelf registration process relating to the securities described in this prospectus supplement that was initially filed with the Securities and Exchange Commission, or the SEC, on May 11, 2020, and that was declared effective by the SEC on May 15, 2020. This document comprises two parts. The first part is this prospectus supplement, which describes the specific terms of this offering and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference herein. The second part, the accompanying prospectus, provides more general information, some of which may not apply to this offering. Generally, when we refer to this prospectus, we are referring to both parts of this document combined. To the extent there is a conflict between the information contained in this prospectus supplement and the accompanying prospectus, you should rely on the information in this supplement.

This prospectus supplement and the accompanying prospectus relate to the offering of our ordinary shares as represented by ADSs and the Pre-Funded Warrants. Before buying any of the ordinary shares as represented by ADSs offered hereby, we urge you to read carefully this prospectus supplement and the accompanying prospectus, together with the information incorporated herein by reference as described below under the heading “Incorporation by Reference.” This prospectus supplement contains information about the ADSs and Pre-Funded Warrants offered hereby and may add to, update or change information in the accompanying prospectus.

In this prospectus supplement, as permitted by law, we “incorporate by reference” information from other documents that we file with the SEC. This means that we can disclose important information to you by referring to those documents. The information incorporated by reference is considered to be a part of this prospectus supplement and the accompanying prospectus, and should be read with the same care. When we make future filings with the SEC to update the information contained in documents that have been incorporated by reference, the information included or incorporated by reference in this prospectus supplement is considered to be automatically updated and superseded. If the description of the offering varies between this prospectus supplement and the accompanying prospectus, you should rely on the information contained in this prospectus supplement. However, if any statement in this prospectus supplement or the accompanying prospectus is inconsistent with a statement in another document having a later date (including a document incorporated by reference in the accompanying prospectus), the statement in the document having the later date modifies or supersedes the earlier statement.

Neither we nor the underwriter have authorized anyone to provide you with information different from that contained in this prospectus supplement, the accompanying prospectus or any free writing prospectus we have authorized for use in connection with this offering. We and the underwriter take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. The information contained in, or incorporated by reference into, this prospectus supplement, the accompanying prospectus, and any free writing prospectus we have authorized for use in connection with this offering is accurate only as of the date of each such document. Our business, financial condition, results of operations and prospects may have changed since those dates. You should read this prospectus supplement, the accompanying prospectus, the documents incorporated by reference in this prospectus supplement, the accompanying prospectus and any free writing prospectus that we have authorized for use in connection with this offering in their entirety before making an investment decision. You should also read and consider the information in the documents to which we have referred you in the sections of the accompanying prospectus entitled “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference.” These documents contain important information that you should consider when making your investment decision.

We are not making offers to sell or solicitations to buy our ordinary shares as represented by ADSs in any jurisdiction in which an offer or solicitation is not authorized or in which the person making that offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation. You should assume that the information in this prospectus supplement and the accompanying prospectus is accurate only as of the date on the front of the respective document and that any information that we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus supplement or the accompanying prospectus or the time of any sale of a security.

S-ii

Throughout this prospectus, unless otherwise designated, the terms “we”, “us”, “our”, “Medigus”, “the Company” and “our Company” refer to Medigus Ltd. and its consolidated subsidiaries. References to “ordinary shares”, “ADSs”, “warrants” and “share capital” refer to the ordinary shares, ADSs, warrants and share capital, respectively, of Medigus.

This prospectus supplement and the accompanying prospectus contain summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated herein by reference as exhibits to the registration statement, and you may obtain copies of those documents as described below under the section entitled “Where You Can Find More Information.”

Market data and certain industry data and forecasts used throughout this prospectus supplement were obtained from sources we believe to be reliable, including market research databases, publicly available information, reports of governmental agencies and industry publications and surveys. We have relied on certain data from third-party sources, including internal surveys, industry forecasts and market research, which we believe to be reliable based on our management’s knowledge of the industry. Forecasts are particularly likely to be inaccurate, especially over long periods of time. In addition, we do not necessarily know what assumptions regarding general economic growth were used in preparing the third-party forecasts we cite. Statements as to our market position are based on the most currently available data. While we are not aware of any misstatements regarding the industry data presented in this prospectus, our estimates involve risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” in this prospectus. Our financial statements are prepared and presented in accordance with International Financial Reporting Standards, or IFRS, as issued by the International Accounting Standards Board, or IASB. Our historical results do not necessarily indicate our expected results for any future periods.

Certain figures included in this prospectus have been subject to rounding adjustments. Accordingly, figures shown as totals in certain tables may not be an arithmetic aggregation of the figures that precede them.

Unless derived from our financial statements or otherwise noted, the terms “shekels,” “Israeli shekels” and “NIS” refer to New Israeli Shekels, the lawful currency of the State of Israel, and the terms “dollar,” “U.S. dollar,” “US$,” “USD” or “$” refer to U.S. dollars, the lawful currency of the United States.

S-iii

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights selected information about us, this offering and information contained in greater detail elsewhere in this prospectus supplement, the accompanying prospectus, and in the documents incorporated by reference. This summary is not complete and does not contain all of the information that you should consider before investing in our securities. You should carefully read and consider this entire prospectus supplement, the accompanying prospectus and the documents, including financial statements and related notes, and information incorporated by reference into this prospectus supplement, including the financial statements and “Risk Factors” starting on pages S-6 of this prospectus supplement, before making an investment decision. If you invest in our securities, you are assuming a high degree of risk.

Business Overview

We previously engaged in the development, production and marketing of innovative miniaturized imaging equipment known as the micro ScoutCam™ portfolio for use in medical procedures as well as various industrial applications, through our Israeli subsidiary, ScoutCam Ltd. ScoutCam Ltd. was incorporated as part of a reorganization of the Company intended to distinguish the Company’s micro ScoutCam™ portfolio from the other operations of the Company and to enable the Company to form a separate business unit with dedicated resources, focused on the promotion of our miniaturized imaging technology. After we completed the transfer of all of the Company’s assets and intellectual property related to the Company’s miniature video cameras business into ScoutCam Ltd., we consummated a securities exchange agreement with Intellisense Solutions Inc., under which we received 60% of the issued and outstanding stock of Intellisense Solutions Inc. in consideration for 100% of our holdings in ScoutCam Ltd. Following the aforementioned transactions, Intellisense Solutions Inc. changed its name to ScoutCam Inc. Since the securities exchange agreement, the commercialization efforts relating to the ScoutCam™ portfolio are carried out exclusively by ScoutCam Inc.

ScoutCam Inc. is examining and pursuing additional applications for the micro ScoutCam™ portfolio outside of the medical device industry, including, among others, the defense, aerospace, automotive, and industrial non-destructing-testing industries, and plans to further expand the activity in these non-medical spaces.

In addition, we have been engaged in the development, production and marketing of innovative surgical devices with direct visualization capabilities for the treatment of Gastroesophageal Reflux Disease, or GERD, a common ailment, which is predominantly treated by medical therapy (e.g. proton pump inhibitors) or in chronic cases, conventional open or laparoscopic surgery. Our FDA-cleared and CE-marked endosurgical system, known as the Medigus Ultrasonic Surgical Endostapler, or MUSE™ (Medigus Ultrasonic Surgical Endostapler) system, enables minimally-invasive and incisionless procedures for the treatment of GERD by reconstruction of the esophageal valve via the mouth and esophagus, eliminating the need for surgery in eligible patients. We believe that this procedure offers a safe, effective and economical alternative to the current modes of GERD treatment for certain GERD patients, and has the ability to provide results which are equivalent to those of standard surgical procedures while reducing pain and trauma, minimizing hospital stays, and delivering economic value to hospitals and payors. The key elements of the MUSE™ system include a single-use endostapler containing several sophisticated innovative technologies such as flexible stapling technology, a miniature camera and ultrasound transducer, as well as a control console offering a video image transmitted from the tip of the endostapler. Our board of directors has determined to examine potential opportunities to sell our MUSE™ technology, or alternatively grant a license or licenses for the use of the MUSE™ technology.

Our MUSE™ System

Prevalence of GERD

GERD, is a worldwide disorder, with evidence suggesting an increase in GERD disease prevalence since 1995. The sample size weighted mean for the GERD population in the United States and Europe is 19.8% and 15.2% respectively. Proton pump inhibitors, or PPIs, are a class of effective and generally safe medication to treat GERD, but not everyone who experiences heartburn needs a PPI. Several PPIs have been widely advertised to consumers and heavily promoted by physicians. This has led to an overuse of the drug. PPIs are the third highest selling class of drugs in the U.S. and Nexium has the second highest retail sales among all drugs at $4.8 billion in 2008. This figure does not include sales of other brands of PPIs.

Treatment of GERD

Treatment of GERD involves a stepwise approach. The goals are to control symptoms, to heal esophagitis and to prevent recurrent esophagitis. The treatment is based on lifestyle modification and control of gastric acid through medical treatment (antacids, PPI’s, H2 blockers or other reflux inhibitors) or antireflux surgery.

Drug Treatment - Proton pump inhibitors (PPI)

For moderate to severe GERD, physicians usually prescribe PPIs. This class of drugs reduces acid production by the stomach, and thereby relieves the patients of their symptoms. Drugs of this class are among the most commonly prescribed medications in the world. There are several brands on the market, best known are Prilosec (omeprazole), Prevacid (lansoprazole) and Nexium (esomeprazole). Certain PPI drugs are available over the counter in the United States and in other countries, but the over the counter dosage may be inadequate to control GERD symptoms, except in mild cases.

Interventional Treatment

The most common operation for GERD is called a surgical fundoplication, a procedure that prevents reflux by wrapping or attaching the upper part of the stomach around the lower esophagus and securing it with sutures. Due to the presence of the wrap or attachment, increasing pressure in the stomach compresses the portion of the esophagus which is wrapped or attached by the stomach, and prevents acidic gastric content from flowing up into the esophagus. Today, the operation is usually performed laparoscopically: instead of a single large incision into the chest or abdomen, four or five smaller incisions are made in the abdomen, and the operator uses a number of specially designed tools to operate under video control.

MUSE™ Solution

Our product, the MUSE™ system for transoral fundoplication is a single use innovate device for the treatment of GERD. The MUSE™ technology is based on our proprietary platform technology, experience and know-how. Transoral means that procedure is perform through the mouth, rather than through incisions in the abdomen. The MUSE™ system is used to perform a procedure as an alternative to a surgical fundoplication. The MUSE™ system offers an endoscopic, incisionless alternative to surgery. A single surgeon or gastroenterologist can perform the MUSE™ procedure in a transoral way, unlike in a laparoscopic fundoplication which requires incisions.

The MUSE™ system consists of the MUSE™ console controller, the MUSE™ endostapler and several accessories, including an overtube, irrigation bottle, tubing supplies and staple cartridges. The MUSE™ endostapler incorporates a video camera, a flexible surgical stapler and an ultrasonic guidance system that is used to measure the distance between the anvil and the cartridge of the stapler, to ensure their proper alignment and tissue thickness. The device also contains an alignment pin, which is used for initial positioning of the anvil against the cartridge, two anvil screws, which are used to reduce the thickness of the tissue that needs to be stapled and to fix the position of the anvil and the MUSE™ endostapler during stapling. The system allows the operator to staple the fundus of the stomach to the esophagus, in two or more locations, typically around the circumference, thereby creating a fundoplication, without any incisions.

Endoscopic procedures generally involve less recovery time and patient discomfort than conventional open or laparoscopic surgery. These procedures are also typically performed in the outpatient hospital setting as opposed to an inpatient setting. Typically, outpatient procedures cost the hospital or the insurer less money since there is no overnight stay in the hospital.

The clearance by the FDA, or ‘Indications for Use’, of the MUSE™ system is “for endoscopic placement of surgical staples in the soft tissue of the esophagus and stomach in order to create anterior partial fundoplication for treatment of symptomatic chronic Gastro-Esophageal Reflux Disease in patients who require and respond to pharmacological therapy”. As such, the FDA clearance covers the use by an operator of the MUSE™ endostapler as described in the above paragraph. In addition, in the pivotal study that was presented to the FDA in order to gain clearance, only patients who were currently taking GERD medications (i.e. pharmacological therapy) were allowed in the study. In addition, all patients had to have a significant decrease in their symptoms when they were taking medication compared to when they were off the medication. As such, the FDA clearance included the indication that MUSE™ system is intended for patients who require and respond to pharmacological therapy. The MUSE™ system indication does not restrict its use with respect to GERD severity from a regulatory point of view. However, clinicians typically only consider interventional treatment options for moderate to severe GERD. Therefore, it is reasonable to expect the MUSE™ system would be primarily used to treat moderate and severe GERD in practice. The system has received 510(k) marketing clearance from the FDA in the United States, as well as a CE mark in Europe.

On June 3, 2019, we entered into a Licensing and Sale Agreement with Shanghai Golden Grand-Medical Instruments Ltd. (Golden Grand) for the know-how licensing and sale of good relating to the Medigus Ultrasonic Surgical Endostapler (MUSE™) system in China, Hong Kong, Taiwan and Macao. Under the agreement, we committed to provide a license, training services and goods to Golden Grand in consideration for $3,000,000 to be paid to us in four milestone-based installments. To date, some of these milestones have been achieved and the Company has received $1,800,000. The final milestone shall be completed, and the final installment paid upon completion of a MUSE™ assembly line in China.

Other Activities

Algomizer Ltd.

We currently own a minority stake in Algomizer and Linkury. Linkury operates in the field of software development, marketing and distribution to internet users. Algomizer recently announced its intention to focus its efforts on Linkury Ltd., its subsidiary, which is the main source of Algomizer’s revenues and operations, with a goal of expanding its product portfolio in the field of technological solutions for advertising and media. In the coming year, Linkury plans to launch new products in the sector of advertising technologies and mobile. Furthermore, Algomizer continues its efforts to seek opportunities of engaging in acquisitions of companies with significant revenues and commercial potential.

Matomy Media Group Ltd.

In addition, we hold approximately 24.99% of Matomy Media Group Ltd.’s, or Matomy, outstanding share capital. Matomy is dually listed on the London and Tel Aviv Stock Exchanges.

Recent Developments

Polyrizon Ltd.

On April 23, 2020, we entered into a binding letter of intent, or the LOI, with Polyrizon Ltd. or Polyrizon, a private company engaged in developing biological gels for the purpose of protecting patients against biological threats, and preventing intrusion of allergens and viruses through the upper airways and eye cavities. The LOI provides for an initial investment by us of $50,000 in consideration for ordinary shares of Polyrizon constituting 10% of its issued and outstanding share capital on a fully diluted basis as of April 23, 2020. We are entitled to increase the aforementioned investment up to a total of $100,000, in consideration for shares based on a price per share calculated based on the initial investment. Furthermore, we were granted an option to invest an additional $1,000,000 in consideration for ordinary shares constituting 30% of Polyrizon’s share capital (excluding deferred shares) on a fully diluted basis. The option is exercisable until the earlier of (i) the third year anniversary of the LOI, or (ii) consummation of equity financing in Polyrizon of at least $500,000 at a pre money valuation of $10 million.

The LOI provides for the Company and Polyrizon entering a joint marketing and distribution agreement, whereby we shall receive an exclusive right to market, resell and distribute Polyrizon’s products for a period of four years commencing upon the date on which Polyrizon’s products receive sufficient FDA approvals for its commercialization. In consideration for the rights, Polyrizon shall be entitled to royalty payments based on the extent of actual sales.

L-1 Systems Ltd.

On April 27, 2020, we entered into a collaboration agreement with L-1 Systems Ltd. or L-1 Systems, a private company, for the joint commercialization of various COVID-19 related products such as serological test kits and face masks. The agreement provides that we shall have the option to provide working capital /financing in connection with the distribution of COVID-19 related products and stipulates profit share arrangements between the Company and L-1 Systems. Under the agreement, we shall be entitled to receive 5% of profits from sale, 50% of profits in the event that we facilitated the transaction, and in the event that we provided working capital financing in connection with a sale, a profit share proportionate to the extent of the financing.

On May 13, 2020, the Company and L-1 Systems signed an amendment to the agreement, stipulating 50% profit share arrangements between the parties with respect to sales deriving from the distribution of Life-Can Pandemic Response Ventilators in Mexico.

Elbit Systems Land Ltd.

On May 6, 2020, we entered into a distribution agreement with Elbit Systems Land Ltd., or ESL, pursuant to which we received an exclusive license for a period of one year to distribute Life-Can Pandemic Response Ventilators in Mexico. In consideration for the distribution license, we are obligated to purchase the ventilators solely from ESL in accordance with ESL’s standard terms and conditions.

ScoutCam Inc, Investment

On May 19, 2020, we announced that ScoutCam Inc. (OTC: SCTC), our subsidiary, entered into and consummated a securities purchase agreement with M. Arkin (1999) Ltd. in connection with an investment of $2,000,000.

Corporate Information

We were incorporated in the State of Israel on December 9, 1999, as a private company pursuant to the Israeli Companies Ordinance (New Version), 1983. In February 2006, we completed our initial public offering in Israel, and our ordinary shares have since traded on TASE, under the symbol “MDGS”. In May 2015, we listed the ADSs on Nasdaq, and since August 2015 the ADSs have been traded on Nasdaq under the symbol “MDGS”. Our Series C Warrants have been trading on Nasdaq under the symbol “MDGSW” since July 2018. Each Series C Warrant is exercisable into one ADS for an exercise price of $3.50 and will expire in July 2023. Each ADS represents 20 ordinary shares.

We are a public limited liability company and operate under the provisions of Israel’s Companies Law, 5759-1999, as amended, or the Companies Law. Our registered office and principal place of business are located at Omer Industrial Park, No. 7A, P.O. Box 3030, Omer 8496500, Israel and our telephone number in Israel is +972-72-260-2200. Our website address is www.medigus.com. The information contained on our website or available through our website is not incorporated by reference into and should not be considered a part of this prospectus.

THE OFFERING

ADSs offered by us	ADSs representing ordinary shares.

Pre-Funded Warrants offered by us	Pre-funded warrants to purchase up to ADSs representing Ordinary Shares.

Public offering price	$ per ADS and $ per Pre-Funded Warrant.

Ordinary shares to be outstanding after this offering	ordinary shares.

The ADSs

Each ADS represents 20 ordinary shares. The ADSs will be evidenced by American Depositary Receipts, or ADRs, executed and delivered by The Bank of New York Mellon, as Depositary.

The Depositary, as depositary, will be the holder of the ordinary shares underlying your ADSs and you will have rights as provided in the Deposit Agreement, among us, The Bank of New York Mellon, as Depositary, and all owners and holders from time to time of ADSs issued thereunder, or the Deposit Agreement, a form of which has been filed as Exhibit 1 to the Registration Statement on Form F-6 filed by The Bank of New York Mellon with the SEC on May 7, 2015.

Subject to compliance with the relevant requirements set out in the prospectus, you may turn in your ADSs to the Depositary in exchange for ordinary shares underlying your ADSs.

The Depositary will charge you fees for such exchanges pursuant to the Deposit Agreement.

You should carefully read the “Description of American Depositary Shares” section of the accompanying prospectus and the Deposit Agreement to better understand the terms of the ADSs.

The Pre-Funded Warrants	We are offering Pre-Funded Warrants to purchasers whose purchase of ADSs in this offering would otherwise result in the purchaser, together with its affiliates and certain related parties, beneficially owning more than 4.99% (or at the election of the purchaser, 9.99%) of our outstanding Ordinary Shares immediately following the consummation of this offering, in lieu of ADSs that would otherwise result in the purchaser’s beneficial ownership exceeding 4.99% (or, at the election of the purchaser, 9.99%) of our outstanding Ordinary Shares. The Pre-Funded Warrant will have an exercise price of $0.001 per ADS, will be immediately exercisable and may be exercised at any time until all of the Pre-Funded Warrants are exercised in full. The Pre-Funded Warrants will not be certificated.

Over-allotment option	We have granted the underwriter a 45-day option to purchase up to additional ADSs and/or Pre-Funded Warrants solely to cover over-allotments, if any.

Use of proceeds	We estimate the net proceeds from this offering will be approximately $ , after deducting underwriting discounts and commissions and estimated offering expenses payable by us. We currently intend to use the net proceeds from this offering for working capital and general corporate purposes. See "Use of Proceeds" on page S-11 of this prospectus supplement.

Risk factors	Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page S-6 of this prospectus supplement, on page 4 of the accompanying prospectus and in our Annual Report on Form 20-F filed with the SEC, on April 21, 2020, for a discussion of certain factors you should consider before investing in our securities.

Listings

The ADSs are traded on Nasdaq under the symbol “MDGS” and our ordinary shares trade on the TASE in Israel under the symbol “MDGS”. The Pre-Funded Warrants are not listed on any securities exchange and we do not expect to list the Pre-Funded Warrants on Nasdaq, the Tel Aviv Stock Exchange, or TASE, or any other national securities exchange or any other recognized trading system, and we do not expect a market to develop.

Depositary	The Bank of New York Mellon

Unless otherwise indicated, the number of ordinary shares outstanding prior to and after this offering is based on 84,538,738 ordinary shares issued and outstanding as of May 13, 2020, and excludes:

●	4,256,380 ordinary shares issuable upon the exercise of outstanding options at a weighted average exercise price of NIS 0.88 per share or $0.25 per share (based on the exchange rate reported by the Bank of Israel on such date), equivalent to 212,819 ADSs at a weighted average exercise price of $5.02 per ADS;

●	87,988,240 ordinary shares issuable upon the exercise of warrants to purchase up to an aggregate of 4,399,412 ADSs at a weighted average exercise price of $5.22 per ADS; and

●	810,500 ordinary shares held by us as dormant shares.

Unless otherwise indicated, all information in this prospectus supplement assumes no exercise of the outstanding options or warrants described above, and assumes no exercise of the underwriter’s over-allotment option.

RISK FACTORS

An investment in our securities involves significant risks. Before making an investment in our securities, you should carefully read all of the information contained in this prospectus supplement, the accompanying prospectus and in the documents incorporated by reference herein, including the risk factors contained in our Annual Report on Form 20-F for the year ended December 31, 2019 filed with the SEC on April 21, 2020. For a discussion of risk factors that you should carefully consider before deciding to purchase any of our securities, please review the additional risk factors disclosed below and the information under the heading “Risk Factors” in the accompanying prospectus. In addition, please read “About this Prospectus Supplement” and “Special Note Regarding Forward-Looking Statements” in this prospectus supplement, where we describe additional uncertainties associated with our business and the forward-looking statements included or incorporated by reference in this prospectus supplement and the accompanying prospectus. Please note that additional risks not currently known to us or that we currently deem immaterial also may adversely affect our business, results of operations, financial condition and prospects. Our business, financial condition, results of operations and prospects could be materially and adversely affected by these risks, and you may lose all or part of your original investment.

Risks Related to an Investment in Our Shares and the ADSs

The market price for our securities may be volatile.

The stock market in general and the market prices of our ordinary shares on TASE, and the ADSs on Nasdaq, in particular, are or will be subject to fluctuation, and changes in these prices may be unrelated to our operating performance. We anticipate that the market prices of our securities will continue to be subject to wide fluctuations. The market price of our securities is, and will be, subject to a number of factors, including:

●	announcements of technological innovations or new products by us or others;

●	announcements by us of significant acquisitions, strategic partnerships, in-licensing, out-licensing, joint ventures or capital commitments;

●	expiration or terminations of licenses, research contracts or other collaboration agreements;

●	public concern as to the safety of the equipment we sell;

●	the volatility of market prices for shares of medical devices companies generally;

●	developments concerning intellectual property rights or regulatory approvals;

●	variations in our and our competitors’ results of operations;

●	changes in revenues, gross profits and earnings announced by the company;

●	changes in estimates or recommendations by securities analysts, if our ordinary shares or the ADSs are covered by analysts;

●	fluctuations in the share price of our publicly traded subsidiaries;

●	changes in government regulations or patent decisions; and

●	general market conditions and other factors, including factors unrelated to our operating performance.

These factors may materially and adversely affect the market price of our securities s and result in substantial losses by our investors.

Our securities are traded on different markets and this may result in price variations.

Our ordinary shares have been traded on TASE since February 2006 and our ADSs have been traded on Nasdaq since August 5, 2015. Trading in our securities on these markets takes place in different currencies (U.S. dollars on the Nasdaq and NIS on the TASE), and at different times (resulting from different time zones, different trading days and different public holidays in the United States and Israel). The trading prices of these securities on these two markets may differ due to these and other factors. Any decrease in the price of our securities on one of these markets could cause a decrease in the trading price of our securities on the other market.

Issuance of additional equity securities may adversely affect the market price of the ADSs or ordinary shares.

We are currently authorized to issue 250,000,000 ordinary shares, par value NIS 1.00. As of May 13, 2020, we had 84,538,738 ordinary shares issued and outstanding (excluding 810,500 dormant shares), and 94,998,240 are reserved for future issuance under outstanding options and warrants and under our 2013 Share Option and Incentive Plan. Any equity financing necessary in order to fund our operations may require us to increase our authorized share capital prior to initiating any such financing transaction. As of May 14, 2020, we also had 87,988,240 warrants and 4,256,380 options outstanding, of which 2,260,505 options are currently fully vested or vest within the next 60 days.

To the extent that we issue ADSs or ordinary shares, or options and warrants are exercised, holders of the ADSs and our ordinary shares will experience dilution. In addition, in the event of any future issuances of equity securities or securities convertible into or exchangeable for ADSs or ordinary shares, holders of the ADSs or our ordinary shares may experience dilution. We also consider from time to time various strategic alternatives that could involve issuances of additional ADSs or ordinary shares, including but not limited to acquisitions and business combinations, but do not currently have any definitive plans to enter into any of these transactions.

We do not know whether a market for the ADSs and ordinary shares will be sustained or what the trading price of the ADSs and ordinary shares will be and as a result it may be difficult for you to sell your ADSs or ordinary shares.

Although our ADSs trade on Nasdaq and our ordinary shares trade on TASE, an active trading market for the ADSs or ordinary shares may not be sustained. It may be difficult for you to sell your ADSs or ordinary shares without depressing the market price for the ADSs or ordinary shares. As a result of these and other factors, you may not be able to sell your ADSs or ordinary shares. Further, an inactive market may also impair our ability to raise capital by selling ADSs and ordinary shares and may impair our ability to enter into strategic partnerships or acquire companies or products by using our ordinary shares as consideration.

Future sales of our ordinary shares or the ADSs could reduce the market price of our ordinary shares and the ADSs.

Substantial sales of our ordinary shares or the ADSs, either on the TASE or on Nasdaq, may cause the market price of our ordinary shares or ADSs to decline. All of our outstanding ordinary shares are registered and available for sale in Israel. Sales by us or our security holders of substantial amounts of our ordinary shares or ADSs, or the perception that these sales may occur in the future, could cause a reduction in the market price of our ordinary shares or ADSs.

The issuance of any additional ordinary shares, any additional ADSs, or any securities that are exercisable for or convertible into our ordinary shares or ADSs, may have an adverse effect on the market price of our ordinary shares and the ADSs and will have a dilutive effect on our existing shareholders and holders of ADSs.

We have no plans to pay dividends on our ordinary shares, and you may not receive funds without selling the ADSs or ordinary shares.

We have not declared or paid any cash dividends on our ordinary shares, nor do we expect to pay any cash dividends on our ordinary shares for the foreseeable future. We currently intend to retain any additional future earnings to finance our operations and growth and, therefore, we have no plans to pay cash dividends on our ordinary shares at this time. Any future determination to pay cash dividends on our ordinary shares will be at the discretion of our board of directors and will be dependent on our earnings, financial condition, operating results, capital requirements, any contractual restrictions, and other factors that our board of directors deems relevant. Accordingly, you may have to sell some or all of the ADSs or ordinary shares in order to generate cash from your investment. You may not receive a gain on your investment when you sell the ADSs or ordinary shares and may lose the entire amount of your investment.

As a foreign private issuer, we are permitted to follow certain home country corporate governance practices instead of applicable SEC and Nasdaq requirements, which may result in less protection than is accorded to investors under rules applicable to domestic issuers.

As a foreign private issuer, we are permitted to follow certain home country corporate governance practices instead of those otherwise required under the rules of the Nasdaq Stock Market for domestic issuers. For instance, we may follow home country practice in Israel with regard to: distribution of annual and quarterly reports to shareholders, director independence requirements, director nomination procedures, approval of compensation of officers, approval of related party transactions, shareholder approval requirements, equity compensation plans and quorum requirements at shareholders’ meetings. In addition, we follow our home country law, instead of the rules of the Nasdaq Stock Market, which require that we obtain shareholder approval for certain dilutive events, such as for the establishment or amendment of certain equity based compensation plans, an issuance that will result in a change of control of the company, certain transactions other than a public offering involving issuances of a 20% or more interest in the company and certain acquisitions of the stock or assets of another company. Following our home country governance practices as opposed to the requirements that would otherwise apply to a U.S. company listed on the Nasdaq Stock Market, may provide less protection than is accorded to investors under the rules of the Nasdaq Stock Market applicable to domestic issuers. For more information, see “Item 16G. Corporate Governance - Nasdaq Stock Market Listing Rules and Home Country Practices” in our Annual Report on Form 20-F for the year ended December 31, 2019.

In addition, as a foreign private issuer, we are exempt from the rules and regulations under the Securities Exchange Act of 1934, as amended, or the Exchange Act, related to the furnishing and content of proxy statements, and our officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we are not required under the Exchange Act to file annual, quarterly and current reports and financial statements with the SEC as frequently or as promptly as domestic companies whose securities are registered under the Exchange Act.

The COVID-19 pandemic, or any other pandemic, epidemic or outbreak of an infectious disease, may materially and adversely affect our business and operations.

The recent outbreak of COVID-19 originated in Wuhan, China, in December 2019 and has since spread to multiple countries, including the United States, Israel and many European countries in which we operate. On March 11, 2020, the World Health Organization declared the outbreak a pandemic. While COVID-19 is still spreading and the final implications of the pandemic are difficult to estimate at this stage, it is clear that it has affected the lives of a large portion of the global population. At this time, the pandemic has caused states of emergency to be declared in various countries, travel restrictions imposed globally, quarantines established in certain jurisdictions and various institutions and companies being closed. We are actively monitoring the pandemic and we are taking any necessary measures to respond to the situation in cooperation with the various stakeholders.

Due to the uncertainty surrounding the COVID-19 pandemic, we will continue to assess the situation, including government-imposed restrictions, market by market.  It is not possible at this time to estimate the full impact that the COVID-19 pandemic could have on our business, the continued spread of COVID-19, and any additional measures taken by governments, health officials or by us in response to such spread, could have on our business, results of operations and financial condition. The COVID-19 pandemic and mitigation measures have also negatively impacted global economic conditions, which, in turn, could adversely affect our business, results of operations and financial condition.  The extent to which the COVID-19 outbreak continues to impact our financial condition will depend on future developments that are highly uncertain and cannot be predicted, including new government actions or restrictions, new information that may emerge concerning the severity, longevity and impact of the COVID-19 pandemic on economic activity.

Risks Related to this Offering

Since we have broad discretion in how we use the proceeds from this offering, we may use the proceeds in ways with which you disagree.

We have not allocated specific amounts of the net proceeds from this offering for any specific purpose. Accordingly, our management will have significant flexibility in applying the net proceeds of this offering. You will be relying on the judgment of our management with regard to the use of these net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used in ways with which you would agree. It is possible that the net proceeds will be invested in a way that does not yield a favorable, or any, return for us. The failure of our management to use such funds effectively could have a material adverse effect on our business, financial condition, operating results and cash flow.

The investors in this offering will pay a substantially higher price than the book value of the ADSs.

If you purchase securities in this offering, you will incur an immediate and substantial dilution in net tangible book value. Our net tangible book value was $1.62 per ADS as of December 31, 2019. Upon the sale by us of all        ADSs and Pre-Funded Warrants offered hereby at a public offering price of $        per ADS and $ per Pre-Funded Warrant, and after deducting the underwriter discounts and commissions and estimated expenses payable by us, our adjusted net tangible book value as of December 31, 2019, would have been approximately $        per ADS and $ per Pre-Funded Warrant, assuming the full exercise of the Pre-Funded Warrants sold in this offering. See “Dilution.”

A substantial number of ADSs may be sold in this offering, which could cause the price of our ADSs or ordinary shares to decline.

In this offering we will        sell ordinary shares represented by         ADSs which represent approximately % of our outstanding ordinary shares as of May 14, 2020 after giving effect to the sale of the ordinary shares represented by ADSs. This sale and any future sales of a substantial number of ADSs in the public market, or the perception that such sales may occur, could adversely affect the price of the ADSs on Nasdaq. We cannot predict the effect, if any, that market sales of ADSs or the availability of ADSs for sale will have on the market price of the ADSs.

There is no public market for the Pre-Funded Warrants being offered by us in this offering.

We do not intend to apply to list the Pre-Funded Warrants on any national securities exchange or other nationally recognized trading system, including Nasdaq. Without an active market, the liquidity of the Pre-Funded Warrants will be limited.

The Pre-Funded Warrants are speculative in nature.

The Pre-Funded Warrants offered by us in this offering do not confer any rights of ownership of ordinary shares or ADSs on their holders, such as voting rights or the right to receive dividends, but only represent the right to acquire ADSs at a fixed price. Commencing on the date of issuance, holders of the Pre-Funded Warrants may exercise their right to acquire ADSs and pay an exercise price per ADS of $0.001, subject to adjustment upon certain events.

Holders of our Pre-Funded Warrants will have no rights as shareholders until such holders exercise their Pre-Funded Warrants and acquire our ADSs.

Until holders of the Pre-Funded Warrants acquire our ADSs upon exercise of the Pre-Funded Warrants, holders of the Pre-Funded Warrants will have no rights with respect to our ADSs or Ordinary Shares underlying such warrants. Upon exercise of the Pre-Funded Warrants, the holders thereof will be entitled to exercise the rights of a holder of ADSs only as to matters for which the record date occurs after the exercise date.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement and the information incorporated by reference herein may include forward looking statements. These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. In some cases, you can identify forward-looking statements by terms including “anticipates,” “believes,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “projects,” “should,” “will,” “would,” and similar expressions intended to identify forward-looking statements. Forward-looking statements reflect our current views with respect to future events and are based on assumptions and subject to risks and uncertainties. In addition, certain sections of this prospectus and the information incorporated by reference herein contain information obtained from independent industry and other sources that we have not independently verified. You should not put undue reliance on any forward-looking statements. Unless we are required to do so under U.S. federal securities laws or other applicable laws, we do not intend to update or revise any forward-looking statements.

Our ability to predict our operating results or the effects of various events on our operating results is inherently uncertain. Therefore, we caution you to consider carefully the matters described under the caption “Risk Factors” above, and certain other matters discussed in this prospectus and the information incorporated by reference herein, and other publicly available sources. Such factors and many other factors beyond our control could cause our actual results, performance or achievements to be materially different from any future results, performance or achievements that may be expressed or implied by the forward-looking statements.

Factors that could cause our actual results to differ materially from those expressed or implied in such forward-looking statements include, but are not limited to:

●	recent material changes in our strategy;

●	our ability to sell or license our MUSE™ technology;

●	ScoutCam Inc.’s commercial success in commercializing the ScoutCam™ system;

●	projected capital expenditures and liquidity;

●	the overall global economic environment as well as the direct impact of the coronavirus strain COVID-19 on us;

●	the impact of competition and new technologies;

●	general market, political, reimbursement and economic conditions in the countries in which we operate;

●	government regulations and approvals;

●	litigation and regulatory proceedings; and

●	those factors referred to in “Item 3. Key Information – D. Risk Factors,” “Item 4. Information on the Company,” and “Item 5. Operating and Financial Review and Prospects”, in our Annual Report on Form 20-F for the year ended December 31, 2019, which is incorporated by reference in this prospectus supplement.

We caution you to carefully consider these risks and not to place undue reliance on our forward-looking statements. Except as required by law, we assume no responsibility for updating any forward-looking statements.

USE OF PROCEEDS

We estimate the net proceeds from this offering will be approximately $        million, after deducting underwriter commissions and discounts, and estimated offering expenses payable by us.

We currently intend to use the net proceeds from this offering for working capital and general corporate purposes. As a result, our management will retain broad discretion in the allocation and use of the net proceeds of this offering, and investors will be relying on the judgment of our management with regard to the use of these net proceeds. Pending application of the net proceeds for the purposes as described above, we expect to invest the net proceeds in short-term, interest-bearing securities, investment grade securities, certificates of deposit or direct or guaranteed obligations of the U.S. government.

CAPITALIZATION

The following table sets forth our capitalization:

●	on an actual basis as of December 31, 2019; and

●	on an as adjusted basis to give effect to this offering based on a public offering price of $ per ADS and $ per Pre-Funded Warrant (assuming the full exercise of the Pre-Funded Warrants), after deducting the underwriting discounts and commissions and estimated offering expenses payable by us.

The information set forth in the following table should be read in conjunction with, and is qualified in its entirety by, reference to our audited and unaudited financial statements and the notes thereto incorporated by reference into this prospectus supplement and the accompanying prospectus.

	As of December 31, 2019
	Actual	As Adjusted
	(U.S. Dollars, in thousands)
Cash and cash equivalents	$7,036	$
Total liabilities	5,203
Equity:
Ordinary shares, par value NIS 1.00 per share: 250,000,000 ordinary shares authorized (actual and as adjusted); 82,598,738 ordinary shares outstanding (actual), ordinary shares outstanding (as adjusted)	22,802
Share premium	47,873
Other capital reserves	12,492
Warrants	197
Accumulated deficit	(76,657)
Equity attributable to owners of Medigus Ltd.	6,707
Non-controlling interests	1,424
Total equity	8,131
Total capitalization and indebtedness	$13,334	$

The preceding table excludes as of December 31, 2019: (i) 4,276,380 ordinary shares issuable upon the exercise of outstanding options at a weighted average exercise price of NIS 0.88 per share or $0.26 per share (based on the exchange rate reported by the Bank of Israel on such date), equivalent to 213,819 ADSs at a weighted average exercise price of $5.12 per ADS and (ii) 89,928,240 ordinary shares issuable upon the exercise of warrants to purchase up to an aggregate of 4,496,412 ADSs at a weighted average exercise price of $4.97 per ADS.

DILUTION

If you invest in our ADSs, your interest will be diluted immediately to the extent of the difference between the public offering price per ADS and the as adjusted net tangible book value per ADS after this offering. As of December 31, 2019, we had a historical net tangible book value of $6.7 million, or $1.62 per ADS. Our net tangible book value per ADS represents the amount of our total tangible assets less total liabilities divided by the total number of our ordinary shares outstanding on December 31, 2019, and multiplying such amount by 20 (one ADS represents 20 ordinary shares).

After giving effect to the sale of our ADSs and Pre-Funded Warrants in this offering at the public offering price of $        per ADS and $ per Pre-Funded Warrants (and assuming full exercise of the Pre-Funded Warrants), and after deducting the underwriting discount and estimated offering expenses payable by us, our as adjusted net tangible book value at December 31, 2019 would have been $        or approximately $        per ADS. This represents an immediate increase in as adjusted net tangible book value of $        per ADS to existing shareholders and immediate dilution of $        per ADS to new investors.

The following table illustrates this dilution per ordinary share:

Public offering price per ADS			$
Net tangible book value per ADS as of December 31, 2019		$1.62
Increase in net tangible book value per ADS and Pre-Funded Warrant after this offering	$

As-adjusted net tangible book value per ADS as of December 31, 2019, after giving effect to this offering			$

Dilution per ADS to new investors purchasing our ADSs in this offering			$

The preceding table is based on 82,598,738 ordinary shares outstanding as of December 31, 2019, and excludes:

●	4,276,380 ordinary shares issuable upon the exercise of outstanding options at a weighted average exercise price of NIS 0.88 per share or $0.26 per share (based on the exchange rate reported by the Bank of Israel on such date), equivalent to 213,819 ADSs at a weighted average exercise price of $5.12 per ADS; and

●	89,928,240 ordinary shares issuable upon the exercise of warrants to purchase up to an aggregate of 4,496,412 ADSs at a weighted average exercise price of $4.97 per ADS.

The above illustration of dilution per share to investors participating in this offering assumes no exercise of outstanding options to purchase our ordinary shares or outstanding warrants to purchase our ADSs or ordinary shares. The exercise of outstanding options and warrants having an exercise price less than the offering price will increase dilution to new investors.

If the underwriter exercises in full its over-allotment option, our net tangible book value per ADS after giving effect to this offering would be approximately $        million, or $        per ADS, which amount represents an immediate increase in net tangible book value of $        per ADS to existing stockholders and a dilution to new investors of $        per ADS.

Description of Pre-funded Warrants

The following summary of certain terms and provisions of Pre-funded Warrants that are being offered hereby is not complete and is subject to, and qualified in its entirety by, the provisions of the Pre-funded Warrant, the form of which is filed as an exhibit to the registration statement of which this prospectus forms a part. Prospective investors should carefully review the terms and provisions of the form of Pre-funded Warrant for a complete description of the terms and conditions of the Pre-funded Warrant.

The purpose of the Pre-funded Warrants is to enable investors that may have restrictions on their ability to beneficially own more than 4.99% (or at the election of the investor, 9.99%) of our outstanding Ordinary Shares following the consummation of this offering the opportunity to invest capital into the Company without triggering such ownership restrictions. By receiving Pre-funded Warrants in lieu of the ADSs which would result in such holders’ ownership exceeding 4.99% (or at the election of the investor, 9.99%), such holders will have the ability to exercise their options to purchase the ADSs underlying the Pre-funded Warrants for nominal consideration of $0.001 per ADS at a later date. Pre-funded Warrants that expire unexercised will have no further value and the holders of such warrants will lose the pre-funded amount.

Form

The Pre-funded Warrants will be issued to the investors in physical form.

Exercisability

The Pre-funded Warrants are exercisable until fully exercised. The Pre-funded Warrants will be exercisable, at the option of each holder, in whole or in part by delivering to us a duly executed exercise notice accompanied by payment in full for the number of ADSs purchased upon such exercise (except in the case of a cashless exercise as discussed below). Unless otherwise specified in the Pre-funded Warrant, a holder (together with its affiliates and any persons acting as a group together with the holder or any of the holder’s affiliates) may not exercise any portion of the Pre-funded Warrants to the extent that the holder would own more than 4.99% of the outstanding ordinary shares after exercise, except that upon at least 61 days’ prior notice from the holder to us, the holder may increase or decrease the amount of ownership of outstanding shares after exercising the holder’s warrants, as applicable, up to 9.99% of the number of our ordinary shares outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the warrants.

Cashless Exercise

In the event that at any time a registration statement covering the resale of the ADSs underlying the Pre-funded Warrants is not effective, or no current prospectus is available for the resale of the ADSs underlying the Pre-funded Warrants, the holder may, in its sole discretion, exercise Pre-funded Warrants and, in lieu of making the cash payment otherwise contemplated to be made to us upon such exercise in payment of the aggregate exercise price, elect instead to receive upon such exercise the net number of ADSs determined according to the formula set forth in the Pre-funded Warrant.

Exercise Price

The initial exercise price per ADS purchasable upon exercise of the Pre-funded Warrants is equal to $0.001.

Listing

We do not plan on applying to list the Pre-funded Warrants on the Nasdaq Capital Market, any other national securities exchange or any other nationally recognized trading system.

Fundamental Transaction

If, at any time while the Pre-funded Warrants are outstanding, (1) we consolidate or merge with or into another corporation whether or not the Company is the surviving corporation, (2) we sell, lease, license, assign, transfer, convey or otherwise dispose of all or substantially all of our assets, or any of our significant subsidiaries, (3) any purchase offer, tender offer or exchange offer (whether by us or another individual or entity) is completed pursuant to which holders of the ordinary shares are permitted to sell, tender or exchange their ordinary shares for other securities, cash or property and has been accepted by the holders of 50% or more of the ordinary shares, (4) we consummate a securities purchase agreement or other business combination with another person or entity whereby such other person or entity acquires more than 50% of the outstanding ordinary shares, or (5) we effect any reclassification or recapitalization of the ordinary shares or any compulsory exchange pursuant to which the ordinary shares are converted into or exchanged for other securities, cash or property, or each, a “Fundamental Transaction,” then upon any subsequent exercise of Pre-funded Warrants, the holders thereof will have the right to receive the same amount and kind of securities, cash or property as they would have been entitled to receive upon the occurrence of such Fundamental Transaction if they had been, immediately prior to such Fundamental Transaction, the holder of the number of ordinary shares then issuable upon exercise of those Pre-funded Warrants, and any additional consideration payable as part of the Fundamental Transaction.

Rights as a Shareholder

Except as otherwise provided in the form of Pre-funded Warrant or by virtue of such holder’s ownership of ADSs, the holder of Pre-funded Warrants does not have rights or privileges of a holder of ADSs, including any voting rights, until the holder exercises the warrants.

UNDERWRITING

ThinkEquity, a division of Fordham Financial Management, Inc., is acting as the representative of the underwriters of the offering. We have entered into an underwriting agreement dated May        , 2020 with the representative. Subject to the terms and conditions of the underwriting agreement, we have agreed to sell to each underwriter named below, and each underwriter named below has severally agreed to purchase, at the public offering price less the underwriting discount set forth on the cover page of this prospectus supplement, the number of ADSs and Pre-Funded Warrants listed next to its name in the following table:

Underwriter	Number of ADSs	Number of Pre-Funded Warrants
ThinkEquity, a division of Fordham Financial Management, Inc.

Total

The underwriters are committed to purchase all the ADSs and Pre-Funded Warrants offered by the Company, other than those covered by the over-allotment option to purchase additional ADSs described below. The obligations of the underwriters may be terminated upon the occurrence of certain events specified in the underwriting agreement. Furthermore, the underwriting agreement provides that the obligations of the underwriters to pay for and accept delivery of the ADSs and Pre-Funded Warrants offered by us in this prospectus supplement are subject to various representations and warranties and other customary conditions specified in the underwriting agreement, such as receipt by the underwriters of officers’ certificates and legal opinions.

We have agreed to indemnify the underwriters against specified liabilities, including liabilities under the Securities Act, and to contribute to payments the underwriters may be required to make in respect thereof.

The underwriters are offering the ADSs and Pre-Funded Warrants subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel and other conditions specified in the underwriting agreement. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

We have granted the underwriters an over-allotment option. This option, which is exercisable for up to 45 days after the date of this prospectus, permits the underwriters to purchase up to an aggregate of          additional ADSs and/or Pre-Funded Warrants (equal to 15% of the total number of ADSs and Pre-Funded Warrants sold in this offering) at the public offering price per share, less underwriting discounts and commissions, solely to cover over-allotments, if any. If the underwriters exercise this option in whole or in part, then the underwriters will be severally committed, subject to the conditions described in the underwriting agreement, to purchase the additional ADSs in proportion to their respective commitments set forth in the prior table.

Discounts, Commissions and Reimbursement

The representative has advised us that the underwriters propose to offer the ADSs and Pre-Funded Warrants to the public at the initial public offering price per share set forth on the cover page of this prospectus. The underwriters may offer ADSs and Pre-Funded Warrants to securities dealers at that price less a concession of not more than $        per ADS or Pre-Funded Warrant of which up to $        per ADS or Pre-Funded Warrant may be reallowed to other dealers. After the initial offering to the public, the public offering price and other selling terms may be changed by the representative.

The following table summarizes the underwriting discounts and commissions and proceeds, before expenses, to us assuming both no exercise and full exercise by the underwriters of their over-allotment option:

Total
	Per ADS	Per Pre-Funded Warrant	Without Option	With Option
Public offering price	$		$	$
Underwriting discounts and commissions (7%)	$		$	$
Proceeds, before expenses, to us	$		$	$

We have paid an expense deposit of $10,000 to the representative, which will be applied against the actual out-of-pocket accountable expenses that will be paid by us to the underwriters in connection with this offering, and will be reimbursed to us to the extent not incurred.

In addition, we have also agreed to pay up to an aggregate of $85,000 of the underwriters’ reasonable out-of-pocket expenses in connection with the offering, including the following expenses: (a) all fees, expenses and disbursements relating to background checks of our officers and directors in an amount not to exceed $15,000 in the aggregate; (b) all filing fees and communication expenses associated with the review of this offering by FINRA; (c) (d) $5,000 for the underwriters’ use of Ipreo’s book-building, prospectus tracking and compliance software for this offering; (e) the fees and expenses of the underwriters’ legal counsel incurred in connection with this offering in an amount up to $60,000; (f) the $5,000 cost for data services and communications expenses; (g) the underwriters’ actual accountable “road show” expenses for the offering; and (g) costs associated with bound volumes of the public offering materials as well as commemorative mementos and lucite tombstones.

We estimate the expenses of this offering payable by us, not including underwriting discounts and commissions, will be approximately $             ..

Lock-Up Agreements

The Company and each of its directors and officers have agreed for a period of one month after the date of this prospectus supplement, subject to certain exceptions, without the prior written consent of the representative, not to directly or indirectly:

●	issue (in the case of us), offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of any ADSs, ordinary shares or other capital stock or any securities convertible into or exercisable or exchangeable for our ordinary shares or other capital stock;

●	in the case of us, file or cause the filing of any registration statement under the Securities Act with respect to any ADSs, ordinary shares or other capital stock or any securities convertible into or exercisable or exchangeable for our Ordinary Shares or other capital stock;

●	complete any offering of debt securities of the Company, other than entering into a line of credit, term loan arrangement or other debt instrument with a traditional bank; and

●	enter into any swap or other agreement, arrangement, hedge or transaction that transfers to another, in whole or in part, directly or indirectly, any of the economic consequences of ownership of the ADSs, ordinary shares or other capital stock or any securities convertible into or exercisable or exchangeable for ordinary shares or ADSs, or other capital stock, whether any transaction described in any of the foregoing bullet points is to be settled by delivery of ADSs or other capital stock, other securities, in cash or otherwise, or publicly announce an intention to do any of the foregoing.

Electronic Offer, Sale and Distribution of Securities

A prospectus in electronic format may be made available on the websites maintained by one or more of the underwriters or selling group members. The representative may agree to allocate a number of securities to underwriters and selling group members for sale to its online brokerage account holders. Internet distributions will be allocated by the underwriters and selling group members that will make internet distributions on the same basis as other allocations. Other than the prospectus in electronic format, the information on these websites is not part of, nor incorporated by reference into, this prospectus or the registration statement of which this prospectus forms a part, has not been approved or endorsed by us, and should not be relied upon by investors.

Stabilization

In connection with this offering, the underwriters may engage in stabilizing transactions, over-allotment transactions, syndicate-covering transactions, penalty bids and purchases to cover positions created by short sales.

Stabilizing transactions permit bids to purchase ADSs so long as the stabilizing bids do not exceed a specified maximum, and are engaged in for the purpose of preventing or retarding a decline in the market price of the ADSs while the offering is in progress.

Over-allotment transactions involve sales by the underwriters of ADSs in excess of the number of ADSs the underwriters are obligated to purchase. This creates a syndicate short position which may be either a covered short position or a naked short position. In a covered short position, the number of ADSs over-allotted by the underwriters is not greater than the number of ADSs that they may purchase in the over-allotment option. In a naked short position, the number of ADSs involved is greater than the number of ADSs in the over-allotment option. The underwriters may close out any short position by exercising their over-allotment option and/or purchasing ADSs in the open market.

Syndicate covering transactions involve purchases of ADSs in the open market after the distribution has been completed in order to cover syndicate short positions. In determining the source of ADSs to close out the short position, the underwriters will consider, among other things, the price of ADSs available for purchase in the open market as compared with the price at which they may purchase ADSs through exercise of the over-allotment option. If the underwriters sell more shares than could be covered by exercise of the over-allotment option and, therefore, have a naked short position, the position can be closed out only by buying ADSs in the open market. A naked short position is more likely to be created if the underwriters are concerned that after pricing there could be downward pressure on the price of the ADSs in the open market that could adversely affect investors who purchase in the offering.

Penalty bids permit the representative to reclaim a selling concession from a syndicate member when the ADSs originally sold by that syndicate member are purchased in stabilizing or syndicate covering transactions to cover syndicate short positions.

These stabilizing transactions, syndicate covering transactions and penalty bids may have the effect of raising or maintaining the market price of our ADSs or preventing or retarding a decline in the market price of our ADSs. As a result, the price of our ADSs in the open market may be higher than it would otherwise be in the absence of these transactions. Neither we nor the underwriters make any representation or prediction as to the effect that the transactions described above may have on the price of our ADSs. These transactions may be effected in the over-the-counter market or otherwise and, if commenced, may be discontinued at any time.

Other Relationships

Certain of the underwriters and their affiliates may in the future provide various investment banking, commercial banking and other financial services for us and our affiliates for which they may in the future receive customary fees.

Offer restrictions outside the United States

Other than in the United States, no action has been taken by us or the underwriters that would permit a public offering of the securities offered by this prospectus supplement in any jurisdiction where action for that purpose is required. The securities offered by this prospectus supplement and the accompanying prospectus may not be offered or sold, directly or indirectly, nor may this prospectus supplement or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus supplement comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus supplement. This prospectus supplement does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus supplement in any jurisdiction in which such an offer or a solicitation is unlawful.

EXPERTS

The financial statements incorporated in this prospectus supplement, except as they relate to Algomizer Ltd., by reference to the Annual Report on Form 20-F for the year ended December 31, 2019 have been so incorporated in reliance on the report (which contains an explanatory paragraph relating to the Company’s ability to continue as a going concern as described in Note 1(b) to the financial statements) of Kesselman & Kesselman, Certified Public Accountants (Isr.), an independent registered public accounting firm and a member firm of PricewaterhouseCoopers International Limited, given on the authority of said firm as experts in auditing and accounting.

Kesselman & Kesselman, Certified Public Accountants (Isr.) did not audit the financial statements of Algomizer Ltd., an 8% equity investment of the Company, as of and for the year ended December 31, 2019, which is reflected in the consolidated financial statements of the Company for that period. Those statements were audited by Brightman Almagor Zohar & Co., Certified Public Accountant (Isr.), a firm in the Deloitte Global Network, whose report thereon is incorporated in this prospectus supplement by reference, given on the authority of said firm as experts in auditing and accounting.

LEGAL MATTERS

Certain legal matters with respect to Israeli law and with respect to the validity of the offered securities under Israeli law will be passed upon for us Meitar | Law Offices, Ramat Gan, Israel. Certain legal matters with respect to U.S. federal securities law will be passed upon for us by Sullivan & Worcester LLP, New York, New York. Certain legal matters in connection with this offering have been passed upon for the underwriter by Sichenzia Ross Ference LLP, New York, New York.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form F-3 and relevant exhibits and schedules, under the Securities Act of 1933, as amended, covering the ordinary shares represented by ADSs to be sold in this offering. This prospectus supplement, which constitutes a part of the registration statement, summarizes material provisions of contracts and other documents that we refer to in the prospectus supplement. Since this prospectus supplement does not contain all of the information contained in the registration statement, you should read the registration statement and its exhibits and schedules for further information with respect to us and our ordinary shares and the ADSs. The registration statement is available at the SEC’s website at www.sec.gov.

We are subject to the information reporting requirements of the Exchange Act that are applicable to foreign private issuers, and under those requirements we file reports with the SEC. Those other reports or other information are available at the SEC’s website noted above. As a foreign private issuer, we are exempt from the rules under the Exchange Act related to the furnishing and content of proxy statements, and our officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we are not required under the Exchange Act to file annual, quarterly and current reports and financial statements with the SEC as frequently or as promptly as United States companies whose securities are registered under the Exchange Act. However, we file with the SEC, within four months after the end of each fiscal year, or such applicable time as required by the SEC, an annual report on Form 20-F containing financial statements audited by an independent registered public accounting firm, and submit to the SEC, on Form 6-K, unaudited financial information for the first 6 months of each fiscal year within 60 days after the end of each such 6 month period, or such applicable time as required by the SEC.

INCORPORATION BY REFERENCE

We are allowed to incorporate by reference the information we file with the SEC, which means that we can disclose important information to you by referring to those documents. The information incorporated by reference is considered to be part of this prospectus supplement. We incorporate by reference in this prospectus the documents listed below, and any future Annual Reports on Form 20-F or Reports on Form 6-K (to that extent that such Form 6-K indicates that it is intended to be incorporated by reference herein) filed with the SEC pursuant to the Exchange Act prior to the termination of the offering. The documents we incorporate by reference are:

(1)	Our annual report on Form 20-F for the year ended December 31, 2019, filed with the SEC on April 21, 2020; and

(2)	Our reports on Form 6-K, furnished to the SEC on May 15, 2020 and May 19, 2020; and

(3)	the description of our ordinary shares, par value NIS 1.00 per share, and the American Depositary Shares representing the ordinary shares, contained in our Registration Statement on Form 20-F filed with the SEC on May 7, 2015, including any subsequent amendment or any report filed for the purpose of updating such description.

As you read the above documents, you may find inconsistencies in information from one document to another. If you find inconsistencies between the documents and this prospectus supplement, you should rely on the statements made in the most recent document. All information appearing in this prospectus supplement is qualified in its entirety by the information and financial statements, including the notes thereto, contained in the documents incorporated by reference herein.

We will provide to each person, free of charge, including any beneficial owner, to whom this prospectus supplement is delivered, a copy of these filings, at no cost, upon written or oral request to us at the following address:

Omer Industrial Park, No. 7A, P.O. Box 3030

Omer 8496500, Israel

Tel: +972-72-260-2200

Attention: Tatiana Yosef, Chief Financial Officer

You should rely only on the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus and any free writing prospectus we have authorized for use in connection with this offering. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus supplement is accurate only as of the date on the front cover of this prospectus supplement, or such earlier date, that is indicated in this prospectus supplement. Our business, financial condition, results of operations and prospects may have changed since that date.

EXPENSES

The following table sets forth costs and expenses, other than any underwriter commissions and discounts, we expect to incur in connection with the offering:

Legal fees and expenses	$
Depositary fees	$
Printing expenses	$
Miscellaneous	$

Total	$

PROSPECTUS

$50,000,000

American Depositary Shares representing Ordinary Shares,

Ordinary Shares,

Warrants to Purchase American Depositary Shares,

Subscription Rights and/or Units

MEDIGUS LTD.

We may offer to the public from time to time in one or more series or offerings American Depositary Shares, or ADSs, ordinary shares, warrants, subscription rights and/or units consisting of two or more of these classes or series of securities. Each ADS represents twenty (20) ordinary shares, par value NIS 1.00 per share.

We refer to the ADSs, ordinary shares, warrants, subscription rights and units collectively as “securities” in this prospectus.

Each time we sell securities pursuant to this prospectus, we will provide a supplement to this prospectus that contains specific information about the offering and the specific terms of the securities offered. This prospectus may not be used to consummate a sale of securities by us unless accompanied by the applicable prospectus supplement. You should read this prospectus and the applicable prospectus supplement carefully before you invest in our securities.

We may, from time to time, offer to sell the securities, through public or private transactions, directly or through underwriters, agents or dealers, on or off the Nasdaq Capital Market or Tel Aviv Stock Exchange Ltd., or the TASE, as applicable, at prevailing market prices or at privately negotiated prices. If any underwriters, agents or dealers are involved in the sale of any of these securities, the applicable prospectus supplement will set forth the names of the underwriter, agent or dealer and any applicable fees, commissions or discounts.

Our ordinary shares are traded on the TASE, and our ADSs are traded on the Nasdaq Capital Market under the symbol “MDGS”. Our Series C Warrants have been listed on the Nasdaq Capital Market since July 2018, under the symbol “MDGSW”. Each Series C Warrant will expire in July 2023. The last reported sale price for our ADSs on May 12, 2020 as quoted on the Nasdaq Capital Market was $3.90 per ADS, and the last reported sale price for our ordinary shares on May 12, 2020, as quoted on the TASE was NIS 0.609 per ordinary share, or $0.173 per ordinary share (based on the exchange rate reported by the Bank of Israel for May 12, 2020). The last reported sale price of our Series C Warrants on the Nasdaq Capital Market on May 12, 2020 was $0.4899 per Series C Warrant.

On May 13, 2020, the aggregate market value of our ordinary shares held by non-affiliates was approximately $15,146,712, based on 84,538,738 ordinary shares outstanding and a per ordinary share price of $0.195 based on the closing sale price of our ADSs on May 12, 2020. We have not offered any securities pursuant to General Instruction I.B.5 on Form F-3 during the prior 12 calendar month period that ends on and includes the date of this prospectus.

We are an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”) and will be subject to reduced public company reporting requirements.

Investing in these securities involves a high degree of risk. Please carefully consider the risks discussed in this prospectus under “Risk Factors” beginning on page 6 and the “Risk Factors” in “Item 3: Key Information- D. Risk Factors” of our most recent Annual Report on Form 20-F incorporated by reference in this prospectus and in any applicable prospectus supplement for a discussion of the factors you should consider carefully before deciding to purchase these securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities being offered by this prospectus, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is May 15, 2020

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, utilizing a “shelf” registration process. Under this process, we may offer and sell our securities under this prospectus.

Under this shelf registration process, we may sell the securities described in this prospectus in one or more offerings up to a total price to the public of $50,000,000. The offer and sale of securities under this prospectus may be made from time to time, in one or more offerings, in any manner described under the section in this prospectus entitled “Plan of Distribution.”

This prospectus provides you with a general description of the securities we may offer. Each time we sell securities we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus, and may also contain information about any material federal income tax considerations relating to the securities covered by the prospectus supplement. You should read both this prospectus and any prospectus supplement together with additional information under the headings “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference.”

This summary may not contain all of the information that may be important to you. You should read this entire prospectus, including the financial statements and related notes and other financial data incorporated by reference in this prospectus, before making an investment decision. This summary contains forward-looking statements that involve risks and uncertainties. Our actual results may differ significantly from the results discussed in the forward-looking statements. Factors that might cause or contribute to such differences include those discussed in “Risk Factors” and “Forward-Looking Statements.”

Unless otherwise indicated or the context otherwise requires, all references in this prospectus to “we,” “our,” “us,” “ourselves,” “Medigus,” “our Company” or the “Company” refer to Medigus Ltd., an Israeli company, and its consolidated subsidiaries. The terms “shekels,” “Israeli shekels” and “NIS” refer to New Israeli Shekels, the lawful currency of the State of Israel, the terms “dollar,” “US$” or “$” refer to U.S. dollars, the lawful currency of the United States and the terms “EURO,” “EUR,” or “€” refer to Euros, the lawful currency of the member states of the European Union.

ii

PROSPECTUS SUMMARY

This summary highlights selected information about us, this offering and information contained in greater detail elsewhere in this prospectus and in the documents incorporated by reference herein. This summary is not complete and does not contain all of the information that you should consider before investing in our securities. You should carefully read and consider this entire prospectus and the documents, including financial statements and related notes, and information incorporated by reference into this prospectus, including the financial statements and “Risk Factors” starting on page 4 of this prospectus, before making an investment decision. If you invest in our securities, you are assuming a high degree of risk.

Business Overview

We previously engaged in the development, production and marketing of innovative miniaturized imaging equipment known as the micro ScoutCam™ portfolio for use in medical procedures as well as various industrial applications, through our Israeli subsidiary, ScoutCam Ltd. ScoutCam Ltd. was incorporated as part of a reorganization of the Company intended to distinguish the Company’s micro ScoutCam™ portfolio from the other operations of the Company and to enable the Company to form a separate business unit with dedicated resources, focused on the promotion of our miniaturized imaging technology. After we completed the transfer of all of the Company’s assets and intellectual property related to the Company’s miniature video cameras business into ScoutCam Ltd., we consummated a securities exchange agreement with Intellisense Solutions Inc., under which we received 60% of the issued and outstanding stock of Intellisense Solutions Inc. in consideration for 100% of our holdings in ScoutCam Ltd. Following the aforementioned transactions, Intellisense Solutions Inc. changed its name to ScoutCam Inc. Since the securities exchange agreement, the commercialization efforts relating to the ScoutCam™ portfolio are carried out exclusively by ScoutCam Inc.

ScoutCam Inc. is examining and pursuing additional applications for the micro ScoutCam™ portfolio outside of the medical device industry, among others, the defense, aerospace, automotive, and industrial non-destructing-testing industries, and plans to further expand the activity in these non-medical spaces.

In addition, we have been engaged in the development, production and marketing of innovative surgical devices with direct visualization capabilities for the treatment of Gastroesophageal Reflux Disease, or GERD, a common ailment, which is predominantly treated by medical therapy (e.g. proton pump inhibitors) or in chronic cases, conventional open or laparoscopic surgery. Our FDA-cleared and CE-marked endosurgical system, known as the Medigus Ultrasonic Surgical Endostapler, or MUSE™ (Medigus Ultrasonic Surgical Endostapler) system, enables minimally-invasive and incisionless procedures for the treatment of GERD by reconstruction of the esophageal valve via the mouth and esophagus, eliminating the need for surgery in eligible patients. We believe that this procedure offers a safe, effective and economical alternative to the current modes of GERD treatment for certain GERD patients, and has the ability to provide results which are equivalent to those of standard surgical procedures while reducing pain and trauma, minimizing hospital stays, and delivering economic value to hospitals and payers. The key elements of the MUSE™ system include a single-use endostapler containing several sophisticated innovative technologies such as flexible stapling technology, a miniature camera and ultrasound transducer, as well as a control console offering a video image transmitted from the tip of the endostapler. Our board of directors has determined to examine potential opportunities to sell our MUSE™ technology, or alternatively grant a license or licenses for the use of the MUSE™ technology.

Our MUSE™ System

Prevalence of GERD

GERD, is a worldwide disorder, with evidence suggesting an increase in GERD disease prevalence since 1995. The sample size weighted mean for the GERD population in the United States and Europe is 19.8% and 15.2% respectively. In the United States alone, over 49 million adults are affected by GERD, with over 29 million adults suffering daily from GERD symptoms. Proton pump inhibitors, or PPIs, are a class of effective and generally safe medication to treat GERD, but not everyone who experiences heartburn needs a PPI. Several PPIs have been widely advertised to consumers and heavily promoted by physicians. This has led to an overuse of the drug. PPIs are the third highest selling class of drugs in the U.S. and Nexium has the second highest retail sales among all drugs at $4.8 billion in 2008. This figure does not include sales of other brands of PPIs.

Treatment of GERD

Treatment of GERD involves a stepwise approach. The goals are to control symptoms, to heal esophagitis and to prevent recurrent esophagitis. The treatment is based on lifestyle modification and control of gastric acid through medical treatment (antacids, PPI’s, H2 blockers or other reflux inhibitors) or antireflux surgery.

Drug Treatment - Proton pump inhibitors (PPI)

For moderate to severe GERD, physicians usually prescribe PPIs. This class of drugs reduces acid production by the stomach, and thereby relieves the patients of their symptoms. Drugs of this class are among the most commonly prescribed medications in the world. There are several brands on the market, best known are Prilosec (omeprazole), Prevacid (lansoprazole) and Nexium (esomeprazole). Certain PPI drugs are available over the counter in the United States and in other countries, but the over the counter dosage may be inadequate to control GERD symptoms, except in mild cases.

Interventional Treatment

The most common operation for GERD is called a surgical fundoplication, a procedure that prevents reflux by wrapping or attaching the upper part of the stomach around the lower esophagus and securing it with sutures. Due to the presence of the wrap or attachment, increasing pressure in the stomach compresses the portion of the esophagus which is wrapped or attached by the stomach, and prevents acidic gastric content from flowing up into the esophagus. Today, the operation is usually performed laparoscopically: instead of a single large incision into the chest or abdomen, four or five smaller incisions are made in the abdomen, and the operator uses a number of specially designed tools to operate under video control.

MUSE™ Solution

Our product, the MUSE™ system for transoral fundoplication is a single use innovate device for the treatment of GERD. The MUSE™ technology is based on our proprietary platform technology, experience and know-how. Transoral means that procedure is perform through the mouth, rather than through incisions in the abdomen. The MUSE™ system is used to perform a procedure as an alternative to a surgical fundoplication. The MUSE™ system offers an endoscopic, incisionless alternative to surgery. A single surgeon or gastroenterologist can perform the MUSE™ procedure in a transoral way, unlike in a laparoscopic fundoplication which requires incisions.

The MUSE™ system consists of the MUSE™ console controller, the MUSE™ endostapler and several accessories, including an overtube, irrigation bottle, tubing supplies and staple cartridges. The MUSE™ endostapler incorporates a video camera, a flexible surgical stapler and an ultrasonic guidance system that is used to measure the distance between the anvil and the cartridge of the stapler, to ensure their proper alignment and tissue thickness. The device also contains an alignment pin, which is used for initial positioning of the anvil against the cartridge, two anvil screws, which are used to reduce the thickness of the tissue that needs to be stapled and to fix the position of the anvil and the MUSE™ endostapler during stapling. The system allows the operator to staple the fundus of the stomach to the esophagus, in two or more locations, typically around the circumference, thereby creating a fundoplication, without any incisions.

Endoscopic procedures generally involve less recovery time and patient discomfort than conventional open or laparoscopic surgery. These procedures are also typically performed in the outpatient hospital setting as opposed to an inpatient setting. Typically, outpatient procedures cost the hospital or the insurer less money since there is no overnight stay in the hospital.

The clearance by the FDA, or ‘Indications for Use’, of the MUSE™ system is “for endoscopic placement of surgical staples in the soft tissue of the esophagus and stomach in order to create anterior partial fundoplication for treatment of symptomatic chronic Gastro-Esophageal Reflux Disease in patients who require and respond to pharmacological therapy”. As such, the FDA clearance covers the use by an operator of the MUSE™ endostapler as described in the above paragraph. In addition, in the pivotal study that was presented to the FDA in order to gain clearance, only patients who were currently taking GERD medications (i.e. pharmacological therapy) were allowed in the study. In addition, all patients had to have a significant decrease in their symptoms when they were taking medication compared to when they were off the medication. As such, the FDA clearance included the indication that MUSE™ system is intended for patients who require and respond to pharmacological therapy. The MUSE™ system indication does not restrict its use with respect to GERD severity from a regulatory point of view. However, clinicians typically only consider interventional treatment options for moderate to severe GERD. Therefore, it is reasonable to expect the MUSE™ system would be primarily used to treat moderate and severe GERD in practice. The system has received 510(k) marketing clearance from the FDA in the United States, as well as a CE mark in Europe.

On June 3, 2019, we entered into a Licensing and Sale Agreement with Shanghai Golden Grand-Medical Instruments Ltd. (Golden Grand) for the know-how licensing and sale of good relating to the Medigus Ultrasonic Surgical Endostapler (MUSE™) system in China, Hong Kong, Taiwan and Macao. Under the agreement, we committed to provide a license, training services and goods to Golden Grand in consideration for $3,000,000 to be paid to us in four milestone based installments. To date, some of these milestones have been achieved and the Company has received $1,800,000. The final milestone shall be completed and the final installment paid upon completion of a MUSE™ assembly line in China.

Other Activities

Algomizer Ltd.

We currently own a minority stake in Algomizer and Linkury, which operates in the field of software development, marketing and distribution to internet users. Algomizer recently announced its intention to focus its efforts on Linkury Ltd., its subsidiary, which is the main source of Algomizer’s revenues and operations, with a goal of expanding its product portfolio in the field of technological solutions for advertising and media. In the coming year, Linkury plans to launch new products in the sector of advertising technologies and mobile. Furthermore, Algomizer continues its efforts to seek opportunities of engaging in acquisitions of companies with significant revenues and commercial potential.

Matomy Media Group Ltd.

In addition, we hold approximately 24.99% of Matomy Media Group Ltd.’s, or Matomy, outstanding share capital. Matomy is dually listed on the London and Tel Aviv Stock Exchanges.

Corporate Information

We were incorporated in the State of Israel on December 9, 1999, as a private company pursuant to the Israeli Companies Ordinance (New Version), 1983. In February 2006, we completed our initial public offering in Israel, and our ordinary shares have since traded on TASE, under the symbol “MDGS”. In May 2015, we listed the ADSs on the Nasdaq Capital Market, and since August 2015 the ADSs have been traded on the Nasdaq Capital Market under the symbol “MDGS”. Our Series C Warrants have been trading on the Nasdaq Capital Market under the symbol “MDGSW” since July 2018. Each Series C Warrant is exercisable into one ADS for an exercise price of $3.50 and will expire in July 2023. Each ADS represents 20 ordinary shares.

We are a public limited liability company and operate under the provisions of Israel’s Companies Law, 5759-1999, as amended, or the Companies Law. Our registered office and principal place of business are located at Omer Industrial Park, No. 7A, P.O. Box 3030, Omer 8496500, Israel and our telephone number in Israel is +972-72-260-2200. Our website address is www.medigus.com. The information contained on our website or available through our website is not incorporated by reference into and should not be considered a part of this prospectus.

RISK FACTORS

An investment in our securities involves certain risks. Before investing in our securities, you should carefully consider the risk factors in our most recent Annual Report on Form 20-F, or any updates in our Reports on Form 6-K, together with all of the other information appearing in this prospectus or incorporated by reference into this prospectus, before making your investment decision. The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our operations. Past financial performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results or trends in future periods. If any of these risks actually occurs, our business, business prospects, financial condition or results of operations could be seriously harmed. This could cause the trading price of our securities to decline, resulting in a loss of all or part of your investment. Please also read carefully the section below entitled “Forward-Looking Statements.”

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the information incorporated by reference herein may include forward looking statements. These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. In some cases, you can identify forward-looking statements by terms including “anticipates,” “believes,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “projects,” “should,” “will,” “would,” and similar expressions intended to identify forward-looking statements. Forward-looking statements reflect our current views with respect to future events and are based on assumptions and subject to risks and uncertainties. In addition, certain sections of this prospectus and the information incorporated by reference herein contain information obtained from independent industry and other sources that we have not independently verified. You should not put undue reliance on any forward-looking statements. Unless we are required to do so under U.S. federal securities laws or other applicable laws, we do not intend to update or revise any forward-looking statements.

Our ability to predict our operating results or the effects of various events on our operating results is inherently uncertain. Therefore, we caution you to consider carefully the matters described under the caption “Risk Factors” above, and certain other matters discussed in this prospectus and the information incorporated by reference herein, and other publicly available sources. Such factors and many other factors beyond our control could cause our actual results, performance or achievements to be materially different from any future results, performance or achievements that may be expressed or implied by the forward-looking statements.

Factors that could cause our actual results to differ materially from those expressed or implied in such forward-looking statements include, but are not limited to:

●	recent material changes in our strategy;

●	our ability to sell or license our MUSE™ technology;

●	ScoutCam Inc.’s commercial success in commercializing the ScoutCam™ system;

●	projected capital expenditures and liquidity;

●	the overall global economic environment as well as the direct impact of the coronavirus strain COVID-19 on us;

●	the impact of competition and new technologies;

●	general market, political, reimbursement and economic conditions in the countries in which we operate;

●	government regulations and approvals;

●	litigation and regulatory proceedings; and

●	those factors referred to in “Item 3. Key Information – D. Risk Factors,” “Item 4. Information on the Company,” and “Item 5. Operating and Financial Review and Prospects”, in our Annual Report on Form 20-F for the year ended December 31, 2019, which is incorporated by reference in this prospectus.

We caution you to carefully consider these risks and not to place undue reliance on our forward-looking statements. Except as required by law, we assume no responsibility for updating any forward-looking statements.

CAPITALIZATION

The following table sets forth our consolidated capitalization as of December 31, 2019. The information in the following table should be read in conjunction with and is qualified in its entirety by reference to the financial statements and notes thereto included in our most recent Annual Report on Form 20-F and the other financial information incorporated by reference into this prospectus.

As of December 31, 2019
Actual
(U.S. Dollars, in thousands)
Cash and cash equivalents	$7,036
Total liabilities	5,203
Equity:
Ordinary shares, par value NIS 1.00 per share: 250,000,000 ordinary shares authorized; 82,598,738 ordinary shares outstanding	22,802
Share premium	47,873
Other capital reserves	12,492
Warrants	197
Accumulated deficit	(76,657)
Equity attributable to owners of Medigus Ltd.	6,707
Non-controlling interests	1,424
Total equity	8,131
Total capitalization and indebtedness	$13,334

The preceding table excludes as of December 31, 2019: (i) 4,276,380 ordinary shares issuable upon the exercise of outstanding options at a weighted average exercise price of NIS 0.88 per share or $0.26 per share (based on the exchange rate reported by the Bank of Israel on such date), equivalent to 213,819 ADSs at a weighted average exercise price of $5.12 per ADS and (ii) 89,928,240 ordinary shares issuable upon the exercise of warrants to purchase up to an aggregate of 4,496,412 ADSs at a weighted average exercise price of $4.97 per ADS.

USE OF PROCEEDS

Unless otherwise indicated in an accompanying prospectus supplement, the net proceeds from the sale of securities will be used for general corporate purposes, including research and development related purposes and for potential acquisitions. Our management will have significant flexibility in applying the net proceeds of this offering. In addition, while we have not entered into any binding agreements or commitments relating to any significant transaction as of the date of this prospectus, we may use a portion of the net proceeds to pursue acquisitions, joint ventures and other strategic transactions.

DESCRIPTION OF ORDINARY SHARES

General

The following is a summary description of our ordinary shares under our articles of association, as amended, or the Amended Articles, and does not purport to be complete. Our authorized share capital consists of 250,000,000 ordinary shares. The par value of our ordinary shares is NIS 1.00 per share, and all issued and outstanding ordinary shares are fully paid and non-assessable. Holders of paid-up ordinary shares are entitled to participate equally in the payment of dividends and other distributions and, in the event of liquidation, in all distributions after the discharge of liabilities to creditors.

Transfer of shares

Our fully paid ordinary shares are issued in registered form and may be freely transferred under our Amended Articles, unless the transfer is restricted or prohibited by another instrument, applicable law or the rules of a stock exchange on which the shares are listed for trade. The ownership or voting of our ordinary shares by non-residents of Israel is not restricted in any way by our Amended Articles or the laws of the State of Israel, except for ownership by nationals of certain countries that are, or have been, in a state of war with Israel.

Liability to further capital calls

Our board of directors may make, from time to time, such calls as it may deem fit upon shareholders with respect to any sum unpaid with respect to shares held by such shareholders which is not payable at a fixed time. Such shareholder has to pay the amount of every call so made upon him or her.

Election of directors

Under our Amended Articles, our board of directors must consist of at least three and not more than 12 directors, not including two external directors appointed as required under the Companies Law. According to our Amended Articles, which were approved in our annual meeting on July 25, 2019, our board of directors is divided into three classes with staggered three-year terms. At each annual general meeting of our shareholders, the election or re-election of directors following the expiration of the term of office of the directors of that class of directors shall be for a term of office that expires on the third annual general meeting following such election or re-election, such that from the annual general meeting of 2020 and after, each year the term of office of only one class of directors will expire. Because our ordinary shares do not have cumulative voting rights in the election of directors, the holders of a majority of the voting power represented at a shareholders meeting have the power to elect all of the directors whose positions are being filled at that meeting, to the exclusion of the remaining shareholders.

Further, our shareholders approved an approval mechanism which requires an affirmative vote of the board of directors (by 75% of the members) in addition to the approval of our shareholders in order to amend such provisions.

In addition, if a director’s office becomes vacant, the remaining serving directors may continue to act in any manner, provided that the number of the serving directors shall not be less than three (3). If the number of serving directors is lower than their minimal one, the board of directors shall not be permitted to act, other than for the purpose of convening a general meeting of the Company’s shareholders for the purpose of appointing additional directors. For further information on the election and removal of directors see “Item 6. Directors, Senior Management and Employees—C. Board Practices” in our Annual Report on Form 20-F for the year ended December 31, 2019.

Dividend and liquidation rights

We may declare a dividend to be paid to the holders of our ordinary shares in proportion to their respective shareholdings. Under the Companies Law, dividend distributions are determined by the board of directors and do not require the approval of the shareholders of a company unless the company’s articles of association provide otherwise. Our Amended Articles do not require shareholder approval of a dividend distribution and provide that dividend distributions may be determined by our board of directors.

Pursuant to the Companies Law, the distribution amount is limited to the greater of retained earnings or earnings generated over the previous two years, according to our then last reviewed or audited consolidated financial statements, provided that the date of the financial statements is not more than six months prior to the date of the distribution, or we may distribute dividends that do not meet such criteria only with court approval. In each case, we are only permitted to distribute a dividend if our board of directors and the court, if applicable, determines that there is no reasonable concern that payment of the dividend will prevent us from satisfying our existing and foreseeable obligations as they become due.

In the event of our liquidation, after satisfaction of liabilities to creditors, our assets will be distributed to the holders of our ordinary shares in proportion to their shareholdings. This right, as well as the right to receive dividends, may be affected by the grant of preferential dividend or distribution rights to the holders of a class of shares with preferential rights that may be authorized in the future.

Exchange controls

There are currently no Israeli currency control restrictions on remittances of dividends on our ordinary shares, proceeds from the sale of the shares or interest or other payments to non-residents of Israel, except for shareholders who are subjects of certain countries that are, or have been, in a state of war with Israel.

Shareholder meetings

Under the Companies Law, we are required to hold an annual general meeting of our shareholders once every calendar year that must be held no later than 15 months after the date of the previous annual general meeting. All general meetings other than the annual meeting of shareholders are referred to in our Amended Articles as extraordinary meetings. Our board of directors may call extraordinary meetings whenever it sees fit, at such time and place, within or outside of Israel, as it may determine. In addition, the Companies Law provides that our board of directors is required to convene a special meeting upon the written request of (i) any two of our directors or one-quarter of the members of our board of directors or (ii) one or more shareholders holding, in the aggregate, either (a) 5% or more of our outstanding issued shares and 1% or more of our outstanding voting power or (b) 5% or more of our outstanding voting power.

Under the Companies Law, one or more shareholders holding at least 1% of the voting rights at the general meeting may request that the board of directors include a matter in the agenda of a general meeting to be convened in the future, provided that it is appropriate to discuss such a matter at the general meeting.

Subject to the provisions of the Companies Law and the regulations promulgated thereunder, shareholders entitled to participate and vote at general meetings are the shareholders of record on a date to be decided by the board of directors, which may be between four and 40 days prior to the date of the meeting. Furthermore, the Companies Law requires that resolutions regarding the following matters must be passed at a general meeting of our shareholders:

●	amendments to our Amended Articles;

●	appointment or termination of our auditors;

●	appointment of external directors;

●	approval of certain related party transactions;

●	increases or reductions of our authorized share capital;

●	mergers; and

●	the exercise of our board of directors’ powers by a general meeting, if our board of directors is unable to exercise its powers and the exercise of any of its powers is required for our proper management.

Under our Amended Articles, we are not required to give notice to our registered shareholders pursuant to the Companies Law, unless otherwise required by law. The Companies Law requires that a notice of any annual general meeting or extraordinary general meeting be provided to shareholders at least 21 days prior to the meeting and if the agenda of the meeting includes the appointment or removal of directors, the approval of transactions with office holders or interested or related parties, or an approval of a merger, or as otherwise required under applicable law, notice must be provided at least 35 days prior to the meeting.

Voting rights

Voting rights

All our ordinary shares have identical voting and other rights in all respects.

Quorum requirements

Pursuant to our Amended Articles, holders of our ordinary shares have one vote for each ordinary share held on all matters submitted to a vote before the shareholders at a general meeting. The quorum required for our general meetings of shareholders consists of at least two shareholders, present in person or by proxy, holding at least ten percent (10%) of the voting rights of the Company. A meeting adjourned for lack of a quorum will be adjourned to the same day of the following week at the same time and place, or to such other day, time or place if such is stated in the notice of the meeting. At the reconvened meeting, if a quorum is not present within an half an hour, any number of shareholders present in person or by proxy will constitute a lawful quorum.

Vote requirements

Our Amended Articles provide that all resolutions of our shareholders require a simple majority vote, unless otherwise required by the Companies Law or by our Amended Articles. Under the Companies Law, each of (i) the approval of an extraordinary transaction with a controlling shareholder and (ii) the terms of employment or other engagement of the controlling shareholder of the company or such controlling shareholder’s relative (even if not extraordinary) requires the approval described under “Item 6. Directors, Senior Management and Employees—C. Board Practices—Fiduciary duties and approval of specified related party transactions and compensation under Israeli law—Disclosure of personal interests of a controlling shareholder and approval of transactions” in our Annual Report on Form 20-F for the year ended December 31, 2019. Certain transactions with respect to remuneration of our office holders and directors require further approvals described under “Item 6. Directors, Senior Management and Employees—C. Board Practices—Fiduciary duties and approval of specified related party transactions and compensation under Israeli law—Approval of compensation of directors and executive officers” in our Annual Report on Form 20-F for the year ended December 31, 2019. Another exception to the simple majority vote requirement is a resolution for the voluntary winding up, or an approval of a scheme of arrangement or reorganization, of the company pursuant to Section 350 of the Companies Law, which requires the approval of the majority of the shareholders voting their shares, other than abstainees, holding at least 75% of the voting rights represented at the meeting, in person, by proxy or by voting deed and voting on the resolution. Under our Amended Articles, the removal of an acting director by a vote of the Company’s shareholders requires at least 50% of the voting power of the Company. In addition, certain provisions of our Amended Articles may be amended by a majority resolution adopted by the general meeting of the Company’s shareholders, provided that such amendment was approved prior to the general meeting by a 75% majority of the Company’s board of directors then in office. The amendment of the following articles is subject to the aforementioned approval requirement: the articles stipulating the aforementioned approval requirement, the articles determining that the declaration of the chairman of a general meeting of the shareholders shall serve as prima facie evidence of the result of a resolution voted on in the general meeting, the determination of the number of members of the board of directors by the general meeting of the Company’s shareholders or board of directors which shall be no less than three and no more than twelve directors, separation of the Company’s board of directors into three classes of directors, the occurrences under which a presiding director may be removed from his position and the board of directors authority to appoint additional members up to the maximum amount allowed under the articles of association.

Access to corporate records

Under the Companies Law, shareholders are provided access to minutes of our general meetings, our shareholders register and principal shareholders register, our Amended Articles and financial statements and any document that we are required by law to file publicly with the Israeli Companies Registrar or the Israel Securities Authority. In addition, shareholders may request to be provided with any document related to an action or transaction requiring shareholder approval under the related party transaction provisions of the Companies Law. We may deny this request if we believe it has not been made in good faith or if such denial is necessary to protect our interest or protect a trade secret or patent.

Modification of class rights

Under the Companies Law and our Amended Articles, the rights attached to any class of shares, such as voting, liquidation and dividend rights, may be amended by adoption of a resolution by the holders of a majority of the shares of that class present at a separate class meeting, or otherwise in accordance with the rights attached to such class of shares, as set forth in our Amended Articles.

Acquisitions under Israeli law

Full tender offer

A person wishing to acquire shares of an Israeli public company and who would as a result hold over 90% of the target company’s issued and outstanding share capital is required by the Companies Law to make a tender offer to all of the company’s shareholders for the purchase of all of the issued and outstanding shares of the company. A person wishing to acquire shares of a public Israeli company and who would as a result hold over 90% of the issued and outstanding share capital of a certain class of shares is required to make a tender offer to all of the shareholders who hold shares of the relevant class for the purchase of all of the issued and outstanding shares of that class. If the shareholders who do not accept the offer hold less than 5% of the issued and outstanding share capital of the company or of the applicable class, and more than half of the shareholders who do not have a personal interest in the offer accept the offer, all of the shares that the acquirer offered to purchase will be transferred to the acquirer by operation of law. However, a tender offer will also be accepted if the shareholders who do not accept the offer hold less than 2% of the issued and outstanding share capital of the company or of the applicable class of shares.

Upon a successful completion of such a full tender offer, any shareholder that was an offeree in such tender offer, whether such shareholder accepted the tender offer or not, may, within six months from the date of acceptance of the tender offer, petition an Israeli court to determine whether the tender offer was for less than fair value and that the fair value should be paid as determined by the court. However, under certain conditions, the offeror may include in the terms of the tender offer that an offeree who accepted the offer will not be entitled to petition the Israeli court as described above.

If a tender offer is not accepted in accordance with the requirements set forth above, the acquirer may not acquire shares of the company that will increase its holdings to more than 90% of the company’s issued and outstanding share capital or of the applicable class from shareholders who accepted the tender offer.

Special tender offer

The Companies Law provides that an acquisition of shares of an Israeli public company must be made by means of a special tender offer if as a result of the acquisition the purchaser would become a holder of 25% or more of the voting rights in the company. This requirement does not apply if there is already another holder of at least 25% of the voting rights in the company. Alternatively, such an acquisition may be approved pursuant to a private placement approved by the company’s shareholders with the purpose of approving the acquisition of 25% or more, or 45% or more of the company’s voting rights. Similarly, the Companies Law provides that an acquisition of shares in a public company must be made by means of a special tender offer if as a result of the acquisition the purchaser would become a holder of more than 45% of the voting rights in the company, if there is no other shareholder of the company who holds more than 45% of the voting rights in the company, subject to certain exceptions.

In the event that a special tender offer is made, a company’s board of directors is required to express its opinion on the advisability of the offer, or shall abstain from expressing any opinion if it is unable to do so, provided that it gives the reasons for its abstention. In addition, the board of directors must disclose any personal interest each member of the board of directors has in the offer or stems therefrom.

A special tender offer must be extended to all shareholders of a company but the offeror is not required to purchase shares representing more than 5% of the voting power attached to the company’s outstanding shares, regardless of how many shares are tendered by shareholders. A special tender offer may be consummated only if (i) at least 5% of the voting power attached to the company’s outstanding shares will be acquired by the offeror and (ii) the number of shares tendered in the offer exceeds the number of shares whose holders objected to the offer (excluding the purchaser and its controlling shareholder, holders of 25% or more of the voting rights in the company or any person having a personal interest in the acceptance of the tender offer or any other person acting on their behalf, including relatives and entities under such person’s control). If a special tender offer is accepted, then the purchaser or any person or entity controlling it or under common control with the purchaser or such controlling person or entity may not make a subsequent tender offer for the purchase of shares of the target company and may not enter into a merger with the target company for a period of one year from the date of the offer, unless the purchaser or such person or entity undertook to effect such an offer or merger in the initial special tender offer.

Merger

The Companies Law permits merger transactions if approved by each party’s board of directors and, unless certain requirements described under the Companies Law are met, by a majority vote of each party’s shares, and, in the case of the target company, a majority vote of each class of its shares voted on the proposed merger at a shareholders meeting. The board of directors of a merging company is required pursuant to the Companies Law to discuss and determine whether in its opinion there exists a reasonable concern that as a result of a proposed merger, the surviving company will not be able to satisfy its obligations towards its creditors, such determination taking into account the financial status of the merging companies. If the board of directors has determined that such a concern exists, it may not approve a proposed merger.

For purposes of the shareholder vote, unless a court rules otherwise, the merger will not be deemed approved if a majority of the votes of the shares represented at the shareholders meeting that are held by parties other than the other party to the merger, or by any person (or group of persons acting in concert) who holds (or hold, as the case may be) 25% or more of the voting rights or the right to appoint 25% or more of the directors of the other party, vote against the merger. If, however, the merger involves a merger with a company’s own controlling shareholder or if the controlling shareholder has a personal interest in the merger, then the merger is instead subject to the same special majority approval that governs all extraordinary transactions with controlling shareholders (as described under “Item 6. Directors, Senior Management and Employees—C. Board Practices—Fiduciary duties and approval of specified related party transactions and compensation under Israeli law—Disclosure of personal interests of a controlling shareholder and approval of transactions” in our Annual Report on Form 20-F for the year ended December 31, 2019).

If the transaction would have been approved by the shareholders of a merging company but for the separate approval of each class or the exclusion of the votes of certain shareholders as provided above, a court may still approve the merger upon the request of holders of at least 25% of the voting rights of a company, if the court holds that the merger is fair and reasonable, taking into account the value to the parties to the merger and the consideration offered to the shareholders of the company.

Upon the request of a creditor of either party to the proposed merger, the court may delay or prevent the merger if it concludes that there exists a reasonable concern that, as a result of the merger, the surviving company will be unable to satisfy the obligations of the merging entities, and may further give instructions to secure the rights of creditors.

In addition, a merger may not be consummated unless at least 50 days have passed from the date on which a proposal for approval of the merger was filed by each party with the Israeli Registrar of Companies and at least 30 days have passed from the date on which the merger was approved by the shareholders of each party.

Borrowing powers

Pursuant to the Companies Law and our Amended Articles, our board of directors may exercise all powers and take all actions that are not required under law or under our Amended Articles to be exercised or taken by a certain organ of the Company, including the power to borrow money for company purposes.

Changes in capital

Our Amended Articles enable us to increase or reduce our share capital. Any such changes are subject to the provisions of the Companies Law and must be approved by a resolution duly adopted by our shareholders at a general meeting. In addition, transactions that have the effect of reducing capital, such as the declaration and payment of dividends in the absence of sufficient retained earnings or profits, require the approval of both our board of directors and an Israeli court.

Transfer agent and registrar

Our transfer agent and registrar is the Depositary for the ADSs, Bank of New York Mellon, and its address is 101 Barclay Street, 22W New York, NY 10286.

DESCRIPTION OF AMERICAN DEPOSITARY SHARES

General

The following is a summary description of our ADSs and does not purport to be complete. Each of our ADSs represents twenty ordinary shares (or a right to receive twenty ordinary shares) deposited with the principal Tel Aviv office of either of Bank Hapoalim or Bank Leumi, as custodian for the Bank of New York Mellon as the depositary. Each ADS also represents any other securities, cash or other property which may be held by the depositary. The depositary’s office at which the ADSs will be administered is located at 101 Barclay Street, New York, New York 10286. The Bank of New York Mellon’s principal executive office is located at One Wall Street, New York, New York 10286.

You may hold ADSs either (A) directly (i) by having an American Depositary Receipt, or ADR, which is a certificate evidencing a specific number of ADSs, registered in your name, or (ii) by having uncertificated ADSs registered in your name, or (B) indirectly by holding a security entitlement in ADSs through your broker or other financial institution. If you hold ADSs directly, you are a registered ADS holder, also referred to as an ADS holder. This description assumes you are an ADS holder. If you hold the ADSs indirectly, you must rely on the procedures of your broker or other financial institution to assert the rights of ADS holders described in this section. You should consult with your broker or financial institution to find out what those procedures are.

Registered holders of uncertificated ADSs will receive statements from the depositary confirming their holdings. As an ADS holder, we will not treat you as one of our shareholders and you will not have shareholder rights. Israeli law governs shareholder rights. The depositary will be the holder of the shares underlying your ADSs. As a registered holder of ADSs, you will have ADS holder rights. A deposit agreement among us, the depositary, ADS holders and all other persons indirectly or beneficially holding ADSs sets out ADS holder rights as well as the rights and obligations of the depositary. New York law governs the deposit agreement and the ADSs.

The following is a summary of the material provisions of the deposit agreement. For more complete information, you should read the entire deposit agreement and the form of ADR.

Dividends and Other Distributions

How will you receive dividends and other distributions on the shares?

The depositary has agreed to pay to ADS holders the cash dividends or other distributions it or the custodian receives on shares or other deposited securities, after deducting its fees and expenses. You will receive these distributions in proportion to the number of shares your ADSs represent.

Cash. The depositary will convert any cash dividend or other cash distribution we pay on the shares into U.S. dollars, if it can do so on a reasonable basis and can transfer the U.S. dollars to the United States. If that is not possible or if any government approval is needed and cannot be obtained, the deposit agreement allows the depositary to distribute the NIS only to those ADS holders to whom it is possible to do so. It will hold the NIS it cannot convert for the account of the ADS holders who have not been paid. It will not invest the NIS and it will not be liable for any interest.

Before making a distribution, any withholding taxes, or other governmental charges that must be paid will be deducted. For more information see “Item 10. Additional Information – E. Taxation” in our Annual Report on Form 20-F for the fiscal year ended December 31, 2019, filed with the SEC on April 21, 2020. The depositary will distribute only whole U.S. dollars and cents and will round fractional cents to the nearest whole cent. If the exchange rates fluctuate during a time when the depositary cannot convert the NIS, you may lose some or all of the value of the distribution.

Shares. The depositary may distribute additional ADSs representing any shares we distribute as a dividend or free distribution. The depositary will only distribute whole ADSs. It will sell shares which would require it to deliver a fraction of an ADS (or ADSs representing those shares) and distribute the net proceeds in the same way as it does with cash. If the depositary does not distribute additional ADSs, the outstanding ADSs will also represent the new shares. The depositary may sell a portion of the distributed shares sufficient to pay its fees and expenses in connection with that distribution (or ADSs representing those shares).

Rights to purchase additional shares. If we offer holders of our securities any rights to subscribe for additional shares or any other rights, the depositary may make these rights available to ADS holders. If the depositary decides it is not legal and practical to make the rights available but that it is practical to sell the rights, the depositary will use reasonable efforts to sell the rights and distribute the proceeds in the same way as it does with cash. The depositary will allow rights that are not distributed or sold to lapse. In that case, you will receive no value for them.

If the depositary makes rights available to ADS holders, it will exercise the rights and purchase the shares on your behalf. The depositary will then deposit the shares and deliver ADSs to the persons entitled to them. It will only exercise rights if you pay it the exercise price and any other charges the rights require you to pay.

U.S. securities laws may restrict transfers and cancellation of the ADSs represented by shares purchased upon exercise of rights. For example, you may not be able to trade these ADSs freely in the United States. In this case, the depositary may deliver restricted depositary shares that have the same terms as the ADSs described in this section except for changes needed to put the necessary restrictions in place.

Other Distributions. The depositary will send to ADS holders anything else we distribute on deposited securities by any means it thinks is legal, fair and practical. If it cannot make the distribution in that way, the depositary has a choice. It may decide to sell what we distributed and distribute the net proceeds, in the same way as it does with cash. Or, it may decide to hold what we distributed, in which case ADSs will also represent the newly distributed property. However, the depositary is not required to distribute any securities (other than ADSs) to ADS holders unless it receives satisfactory evidence from us that it is legal to make that distribution. The depositary may sell a portion of the distributed securities or property sufficient to pay its fees and expenses in connection with that distribution.

The depositary is not responsible if it decides that it is unlawful or impractical to make a distribution available to any ADS holders. We have no obligation to register ADSs, shares, rights or other securities under the Securities Act. We also have no obligation to take any other action to permit the distribution of ADSs, shares, rights or anything else to ADS holders. This means that you may not receive the distributions we make on our shares or any value for them if it is illegal or impractical for us to make them available to you.

Deposit, Withdrawal and Cancellation

How are ADSs issued?

The depositary will deliver ADSs if you or your broker deposits shares or evidence of rights to receive shares with the custodian. Upon payment of its fees and expenses and of any taxes or charges, such as stamp taxes or stock transfer taxes or fees, the depositary will register the appropriate number of ADSs in the names you request and will deliver the ADSs to or upon the order of the person or persons that made the deposit.

How can ADS holders withdraw the deposited securities?

You may surrender your ADSs at the depositary’s office. Upon payment of its fees and expenses and of any taxes or charges, such as stamp taxes or stock transfer taxes or fees, the depositary will deliver the shares and any other deposited securities underlying the ADSs to the ADS holder or a person the ADS holder designates at the office of the custodian. Or, at your request, risk and expense, the depositary will deliver the deposited securities at its office, if feasible.

How do ADS holders interchange between certificated ADSs and uncertificated ADSs?

You may surrender your ADR to the depositary for the purpose of exchanging your ADR for uncertificated ADSs. The depositary will cancel that ADR and will send to the ADS holder a statement confirming that the ADS holder is the registered holder of uncertificated ADSs. Alternatively, upon receipt by the depositary of a proper instruction from a registered holder of uncertificated ADSs requesting the exchange of uncertificated ADSs for certificated ADSs, the depositary will execute and deliver to the ADS holder an ADR evidencing those ADSs.

Voting Rights

How do you vote?

ADS holders may instruct the depositary how to vote the number of deposited shares their ADSs represent. The depositary will notify ADS holders of shareholders’ meetings and arrange to deliver our voting materials to them if we ask it to. Those materials will describe the matters to be voted on and explain how ADS holders may instruct the depositary how to vote. For instructions to be valid, they much reach the depositary by a date set by the depositary. Otherwise, you won’t be able to exercise your right to vote unless you withdraw the shares. However, you may not know about the meeting enough in advance to withdraw the shares.

The depositary will try, as far as practical, subject to the laws of Israel, and of our Amended Articles or similar documents, to vote or to have its agents vote the shares or other deposited securities as instructed by ADS holders. The depositary will only vote or attempt to vote as instructed.

We cannot assure you that you will receive the voting materials in time to ensure that you can instruct the depositary to vote your shares. In addition, the depositary and its agents are not responsible for failing to carry out voting instructions or for the manner of carrying out voting instructions. This means that you may not be able to exercise your right to vote and there may be nothing you can do if your shares are not voted as you requested.

In order to give you a reasonable opportunity to instruct the depositary as to the exercise of voting rights relating to deposited securities, if we request the depositary to act, we agree to give the depositary notice of any such meeting and details concerning the matters to be voted upon at least 30 days in advance of the meeting date.

Fees and Expenses

Persons depositing or withdrawing shares or ADS holders must pay:	For:
$5.00 (or less) per 100 ADSs (or portion of 100 ADSs)	● Issuance of ADSs, including issuances resulting from a distribution of shares or rights or other property
● Cancellation of ADSs for the purpose of withdrawal, including if the deposit agreement terminates
$.05 (or less) per ADS	● Any cash distribution to ADS holders
A fee equivalent to the fee that would be payable if securities distributed to you had been shares and the shares had been deposited for issuance of ADSs	● Distribution of securities distributed to holders of deposited securities which are distributed by the depositary to ADS holders
$.05 (or less) per ADS per calendar year	● Depositary services
Registration or transfer fees	● Transfer and registration of shares on our share register to or from the name of the depositary or its agent when you deposit or withdraw shares
Expenses of the depositary	● Cable, telex and facsimile transmissions (when expressly provided in the deposit agreement)
● converting foreign currency to U.S. dollars
Taxes and other governmental charges the depositary or the custodian has to pay on any ADSs or shares underlying ADSs, such as stock transfer taxes, stamp duty or withholding taxes	● As necessary
Any charges incurred by the depositary or its agents for servicing the deposited securities	● As necessary

The depositary collects its fees for delivery and surrender of ADSs directly from investors depositing shares or surrendering ADSs for the purpose of withdrawal or from intermediaries acting for them. The depositary collects fees for making distributions to investors by deducting those fees from the amounts distributed or by selling a portion of distributable property to pay the fees. The depositary may collect its annual fee for depositary services by deduction from cash distributions or by directly billing investors or by charging the book-entry system accounts of participants acting for them. The depositary may collect any of its fees by deduction from any cash distribution payable to ADS holders that are obligated to pay those fees. The depositary may generally refuse to provide fee-attracting services until its fees for those services are paid.

From time to time, the depositary may make payments to us to reimburse and/or share revenue from the fees collected from ADS holders, or waive fees and expenses for services provided, generally relating to costs and expenses arising out of establishment and maintenance of the ADS program. In performing its duties under the deposit agreement, the depositary may use brokers, dealers or other service providers that are affiliates of the depositary and that may earn or share fees or commissions.

Payment of Taxes

You will be responsible for any taxes or other governmental charges payable on your ADSs or on the deposited securities represented by any of your ADSs. The depositary may refuse to register any transfer of your ADSs or allow you to withdraw the deposited securities represented by your ADSs until such taxes or other charges are paid. It may apply payments owed to you or sell deposited securities represented by your ADSs to pay any taxes owed and you will remain liable for any deficiency. If the depositary sells deposited securities, it will, if appropriate, reduce the number of ADSs to reflect the sale and pay to ADS holders any proceeds, or send to ADS holders any property, remaining after it has paid the taxes.

Reclassifications, Recapitalizations and Mergers

If we:	Then:

●     Change the nominal or par value of our shares

●     Reclassify, split up or consolidate any of the deposited securities

●     Distribute securities on the shares that are not distributed to you

●     Recapitalize, reorganize, merge, liquidate, sell all or substantially all of our assets, or take any similar action

The cash, shares or other securities received by the Depositary will become deposited securities. Each ADS will automatically represent its equal share of the new deposited securities.

The Depositary may distribute new ADSs representing the new deposited securities or ask you to surrender your outstanding ADRs in exchange for new ADRs identifying the new deposited securities.

Amendment and Termination

How may the deposit agreement be amended?

We may agree with the depositary to amend the deposit agreement and the ADRs without your consent for any reason. If an amendment adds or increases fees or charges, except for taxes and other governmental charges or expenses of the depositary for registration fees, facsimile costs, delivery charges or similar items, or prejudices a substantial right of ADS holders, it will not become effective for outstanding ADSs until 30 days after the depositary notifies ADS holders of the amendment. At the time an amendment becomes effective, you are considered, by continuing to hold your ADSs, to agree to the amendment and to be bound by the ADRs and the deposit agreement as amended.

How may the deposit agreement be terminated?

The depositary will terminate the deposit agreement at our direction by mailing notice of termination to the ADS holders then outstanding at least 30 days prior to the date fixed in such notice for such termination. The depositary may also terminate the deposit agreement by mailing notice of termination to us and the ADS holders if 60 days have passed since the depositary told us it wants to resign but a successor depositary has not been appointed and accepted its appointment.

After termination, the depositary and its agents will do the following under the deposit agreement but nothing else: collect distributions on the deposited securities, sell rights and other property, and deliver shares and other deposited securities upon cancellation of ADSs. Four months after termination, the depositary may sell any remaining deposited securities by public or private sale. After that, the depositary will hold the money it received on the sale, as well as any other cash it is holding under the deposit agreement for the pro rata benefit of the ADS holders that have not surrendered their ADSs. It will not invest the money and has no liability for interest. The depositary’s only obligations will be to account for the money and other cash. After termination our only obligations will be to indemnify the depositary and to pay fees and expenses of the depositary that we agreed to pay.

Limitations on Obligations and Liability

Limits on our Obligations and the Obligations of the Depositary; Limits on Liability to Holders of ADSs

The deposit agreement expressly limits our obligations and the obligations of the Depositary. It also limits our liability and the liability of the Depositary. We and the Depositary:

●	are only obligated to take the actions specifically set forth in the deposit agreement without negligence or bad faith;

●	are not liable if we are or it is prevented or delayed by law or circumstances beyond our or its control from performing our or its obligations under the deposit agreement;

●	are not liable if we or it exercises discretion permitted under the deposit agreement;

●	are not liable for the inability of any holder of ADSs to benefit from any distribution on deposited securities that is not made available to holders of ADSs under the terms of the deposit agreement, or for any special, consequential or punitive damages for any breach of the terms of the deposit agreement;

●	have no obligation to become involved in a lawsuit or other proceeding related to the ADSs or the deposit agreement on your behalf or on behalf of any other person;

●	are not liable for the acts or omissions of any securities depository, clearing agency or settlement system; and

●	may rely upon any documents we believe or it believes in good faith to be genuine and to have been signed or presented by the proper person.

In the deposit agreement, we and the Depositary agree to indemnify each other under certain circumstances.

Requirements for Depositary Actions

Before the Depositary will deliver or register a transfer of ADSs, make a distribution on ADSs, or permit withdrawal of shares, the Depositary may require:

●	payment of stock transfer or other taxes or other governmental charges and transfer or registration fees charged by third parties for the transfer of any shares or other deposited securities;

●	satisfactory proof of the identity and genuineness of any signature or other information it deems necessary; and

●	compliance with regulations it may establish, from time to time, consistent with the deposit agreement, including presentation of transfer documents.

The Depositary may refuse to deliver ADSs or register transfers of ADSs when the transfer books of the Depositary or our transfer books are closed or at any time if the Depositary or we think it advisable to do so.

Right to Receive the Shares Underlying your ADSs

ADS holders have the right to cancel their ADSs and withdraw the underlying shares at any time except:

●	when temporary delays arise because: (i) the Depositary has closed its transfer books or we have closed our transfer books; (ii) the transfer of shares is blocked to permit voting at a shareholders’ meeting; or (iii) we are paying a dividend on our shares;

●	when you owe money to pay fees, taxes and similar charges; or

●	when it is necessary to prohibit withdrawals in order to comply with any laws or governmental regulations that apply to ADSs or to the withdrawal of shares or other deposited securities.

This right of withdrawal may not be limited by any other provision of the deposit agreement.

Pre-release of ADSs

The deposit agreement permits the depositary to deliver ADSs before deposit of the underlying shares. This is called a pre-release of the ADSs. The depositary may also deliver shares upon cancellation of pre-released ADSs (even if the ADSs are canceled before the pre-release transaction has been closed out). A pre-release is closed out as soon as the underlying shares are delivered to the depositary. The depositary may receive ADSs instead of shares to close out a pre-release. The depositary may prerelease ADSs only under the following conditions: (1) before or at the time of the pre-release, the person to whom the pre-release is being made represents to the depositary in writing that it or its customer owns the shares or ADSs to be deposited; (2) the prerelease is fully collateralized with cash or other collateral that the depositary considers appropriate; and (3) the depositary must be able to close out the pre-release on not more than five business days' notice. In addition, the depositary will limit the number of ADSs that may be outstanding at any time as a result of pre-release, although the depositary may disregard the limit from time to time if it thinks it is appropriate to do so.

Direct Registration System

In the deposit agreement, all parties to the deposit agreement acknowledge that the Direct Registration System, or DRS, and Profile Modification System, or Profile, will apply to uncertificated ADSs upon acceptance thereof to DRS by the Depository Trust Company, or DTC. DRS is the system administered by DTC that facilitates interchange between registered holding of uncertificated ADSs and holding of security entitlements in ADSs through DTC and a DTC participant. Profile is a required feature of DRS that allows a DTC participant, claiming to act on behalf of a registered holder of ADSs, to direct the depositary to register a transfer of those ADSs to DTC or its nominee and to deliver those ADSs to the DTC account of that DTC participant without receipt by the depositary of prior authorization from the ADS holder to register that transfer.

In connection with and in accordance with the arrangements and procedures relating to DRS/Profile, the parties to the deposit agreement understand that the depositary will not determine whether the DTC participant that is claiming to be acting on behalf of an ADS holder in requesting registration of transfer and delivery described in the paragraph above has the actual authority to act on behalf of the ADS holder (notwithstanding any requirements under the Uniform Commercial Code). In the deposit agreement, the parties agree that the depositary’s reliance on and compliance with instructions received by the depositary through the DRS/Profile System and in accordance with the deposit agreement will not constitute negligence or bad faith on the part of the depositary.

Shareholder communications; inspection of register of holders of ADSs

The depositary will make available for your inspection at its office all communications that it receives from us as a holder of deposited securities that we make generally available to holders of deposited securities. The depositary will send you copies of those communications if we ask it to. You have a right to inspect the register of holders of ADSs, but not for the purpose of contacting those holders about a matter unrelated to our business or the ADSs.

DESCRIPTION OF WARRANTS

We may issue warrants to purchase ADSs and/or ordinary shares. Warrants may be issued independently or together with any other securities and may be attached to, or separate from, such securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent. The warrant agent will act solely as our agent and will not assume any obligation or relationship of agency for or with holders or beneficial owners of warrants. The terms of any warrants to be issued and a description of the material provisions of the applicable warrant agreement will be set forth in the applicable prospectus supplement.

The applicable prospectus supplement will describe the following terms of any warrants in respect of which this prospectus is being delivered:

●	the title of such warrants;

●	the aggregate number of such warrants;

●	the price or prices at which such warrants will be issued and exercised;

●	the currency or currencies in which the price of such warrants will be payable;

●	the securities purchasable upon exercise of such warrants;

●	the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;

●	if applicable, the minimum or maximum amount of such warrants which may be exercised at any one time;

●	if applicable, the designation and terms of the securities with which such warrants are issued and the number of such warrants issued with each such security;

●	if applicable, the date on and after which such warrants and the related securities will be separately transferable;

●	information with respect to book-entry procedures, if any;

●	any material Israeli and United States federal income tax consequences;

●	the anti-dilution provisions of the warrants, if any; and

●	any other terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.

The description in the applicable prospectus supplement of any warrants we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable warrant agreement, which will be filed with the SEC if we offer warrants. For more information on how you can obtain copies of the applicable warrant agreement if we offer warrants, see “Where You Can Find More Information; Incorporation of Information by Reference” beginning on page 24. We urge you to read the applicable warrant agreement and any applicable prospectus supplement in their entirety.

DESCRIPTION OF SUBSCRIPTION RIGHTS

We may issue subscription rights to purchase our ordinary shares and/or our ADSs. These subscription rights may be issued independently or together with any other security offered hereby and may or may not be transferable by the shareholder receiving the subscription rights in such offering. In connection with any offering of subscription rights, we may enter into a standby arrangement with one or more underwriters or other purchasers pursuant to which the underwriters or other purchasers may be required to purchase any securities remaining unsubscribed for after such offering.

The prospectus supplement relating to any subscription rights we offer, if any, will, to the extent applicable, include specific terms relating to the offering, including some or all of the following:

●	the price, if any, for the subscription rights;

●	the exercise price payable for each ordinary share and/or ADS upon the exercise of the subscription rights;

●	the number of subscription rights to be issued to each shareholder;

●	the number and terms of the ordinary shares and/or ADSs which may be purchased per each subscription right;

●	the extent to which the subscription rights are transferable;

●	any other terms of the subscription rights, including the terms, procedures and limitations relating to the exchange and exercise of the subscription rights;

●	the date on which the right to exercise the subscription rights shall commence, and the date on which the subscription rights shall expire;

●	the extent to which the subscription rights may include an over-subscription privilege with respect to unsubscribed securities; and

●	if applicable, the material terms of any standby underwriting or purchase arrangement which may be entered into by us in connection with the offering of subscription rights.

The description in the applicable prospectus supplement of any subscription rights we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable subscription right agreement, which will be filed with the SEC if we offer subscription rights. For more information on how you can obtain copies of the applicable subscription right agreement if we offer subscription rights, see “Where You Can Find More Information; Incorporation of Information by Reference” beginning on page 24. We urge you to read the applicable subscription right agreement and any applicable prospectus supplement in their entirety.

DESCRIPTION OF UNITS

We may issue units comprised of one or more of the other securities that may be offered under this prospectus, in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately at any time, or at any time before a specified date.

The prospectus supplement relating to any units we offer, if any, will, to the extent applicable, include specific terms relating to the offering, including some or all of the following:

●	the material terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

●	any material provisions relating to the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and

●	any material provisions of the governing unit agreement that differ from those described above.

The description in the applicable prospectus supplement of any units we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable unit agreement, which will be filed with the SEC if we offer units. For more information on how you can obtain copies of the applicable unit agreement if we offer units, see “Where You Can Find More Information; Incorporation of Information by Reference” beginning on page 24. We urge you to read the applicable unit agreement and any applicable prospectus supplement in their entirety.

PLAN OF DISTRIBUTION

The securities being offered by this prospectus may be sold:

●	through agents;

●	to or through one or more underwriters on a firm commitment or agency basis;

●	through put or call option transactions relating to the securities;

●	through broker-dealers;

●	directly to purchasers, through a specific bidding or auction process, on a negotiated basis or otherwise;

●	through any other method permitted pursuant to applicable law; or

●	through a combination of any such methods of sale.

At any time a particular offer of the securities covered by this prospectus is made, a revised prospectus or prospectus supplement, if required, will be distributed which will set forth the aggregate amount of securities covered by this prospectus being offered and the terms of the offering, including the name or names of any underwriters, dealers, brokers or agents, any discounts, commissions, concessions and other items constituting compensation from us and any discounts, commissions or concessions allowed or re-allowed or paid to dealers. Such prospectus supplement, and, if necessary, a post-effective amendment to the registration statement of which this prospectus is a part, will be filed with the SEC to reflect the disclosure of additional information with respect to the distribution of the securities covered by this prospectus. In order to comply with the securities laws of certain states, if applicable, the securities sold under this prospectus may only be sold through registered or licensed broker-dealers. In addition, in some states the securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from registration or qualification requirements is available and is complied with.

The distribution of securities may be effected from time to time in one or more transactions, including block transactions and transactions on the Nasdaq Capital Market or any other organized market where the securities may be traded. The securities may be sold at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices relating to the prevailing market prices or at negotiated prices. The consideration may be cash or another form negotiated by the parties. Agents, underwriters or broker-dealers may be paid compensation for offering and selling the securities. That compensation may be in the form of discounts, concessions or commissions to be received from us or from the purchasers of the securities. Any dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and compensation received by them on resale of the securities may be deemed to be underwriting discounts. If any such dealers or agents were deemed to be underwriters, they may be subject to statutory liabilities under the Securities Act of 1933, as amended, or the Securities Act.

Agents may from time to time solicit offers to purchase the securities. If required, we will name in the applicable prospectus supplement any agent involved in the offer or sale of the securities and set forth any compensation payable to the agent. Unless otherwise indicated in the prospectus supplement, any agent will be acting on a best efforts basis for the period of its appointment. Any agent selling the securities covered by this prospectus may be deemed to be an underwriter, as that term is defined in the Securities Act, of the securities.

If underwriters are used in a sale, securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale, or under delayed delivery contracts or other contractual commitments. Securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. If an underwriter or underwriters are used in the sale of securities, an underwriting agreement will be executed with the underwriter or underwriters, as well as any other underwriter or underwriters, with respect to a particular underwritten offering of securities, and will set forth the terms of the transactions, including compensation of the underwriters and dealers and the public offering price, if applicable. The prospectus and prospectus supplement will be used by the underwriters to resell the securities.

If a dealer is used in the sale of the securities, we or an underwriter will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale. To the extent required, we will set forth in the prospectus supplement the name of the dealer and the terms of the transactions.

We may directly solicit offers to purchase the securities and may make sales of securities directly to institutional investors or others. These persons may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale of the securities. To the extent required, the prospectus supplement will describe the terms of any such sales, including the terms of any bidding or auction process, if used.

Agents, underwriters and dealers may be entitled under agreements which may be entered into with us to indemnification by us against specified liabilities, including liabilities incurred under the Securities Act, or to contribution by us to payments they may be required to make in respect of such liabilities. If required, the prospectus supplement will describe the terms and conditions of the indemnification or contribution. Some of the agents, underwriters or dealers, or their affiliates may be customers of, engage in transactions with or perform services for us or our subsidiaries.

Any person participating in the distribution of securities registered under the registration statement that includes this prospectus will be subject to applicable provisions of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and the applicable SEC rules and regulations, including, among others, Regulation M, which may limit the timing of purchases and sales of any of our securities by that person. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of our securities to engage in market-making activities with respect to our securities. These restrictions may affect the marketability of our securities and the ability of any person or entity to engage in market-making activities with respect to our securities.

Certain persons participating in an offering may engage in over-allotment, stabilizing transactions, short-covering transactions, penalty bids and other transactions that stabilize, maintain or otherwise affect the price of the offered securities. These activities may maintain the price of the offered securities at levels above those that might otherwise prevail in the open market, including by entering stabilizing bids, effecting syndicate covering transactions or imposing penalty bids, each of which is described below.

●	A stabilizing bid means the placing of any bid, or the effecting of any purchase, for the purpose of pegging, fixing or maintaining the price of a security.

●	A syndicate covering transaction means the placing of any bid on behalf of the underwriting syndicate or the effecting of any purchase to reduce a short position created in connection with the offering.

●	A penalty bid means an arrangement that permits the managing underwriter to reclaim a selling concession from a syndicate member in connection with the offering when offered securities originally sold by the syndicate member are purchased in syndicate covering transactions.

These transactions may be effected on an exchange or automated quotation system, if the securities are listed on that exchange or admitted for trading on that automated quotation system, or in the over-the-counter market or otherwise.

If so indicated in the applicable prospectus supplement, we will authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase offered securities from us at the public offering price set forth in such prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. Such contracts will be subject only to those conditions set forth in the prospectus supplement and the prospectus supplement will set forth the commission payable for solicitation of such contracts.

In addition, ordinary shares or ADSs may be issued upon conversion of or in exchange for debt securities or other securities.

Any underwriters to whom offered securities are sold for public offering and sale may make a market in such offered securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. The offered securities may or may not be listed on a national securities exchange. No assurance can be given that there will be a market for the offered securities.

Any securities that qualify for sale pursuant to Rule 144 or Regulation S under the Securities Act, may be sold under Rule 144 or Regulation S rather than pursuant to this prospectus.

To the extent that we make sales to or through one or more underwriters or agents in at-the-market offerings, we will do so pursuant to the terms of a distribution agreement between us and the underwriters or agents. If we engage in at-the-market sales pursuant to a distribution agreement, we will sell our ordinary shares or ADSs to or through one or more underwriters or agents, which may act on an agency basis or on a principal basis. During the term of any such agreement, we may sell ordinary shares or ADSs on a daily basis in exchange transactions or otherwise as we agree with the underwriters or agents. The distribution agreement will provide that any ordinary shares or ADSs sold will be sold at prices related to the then prevailing market prices for our ordinary shares or ADSs. Therefore, exact figures regarding proceeds that will be raised or commissions to be paid cannot be determined at this time and will be described in a prospectus supplement. Pursuant to the terms of the distribution agreement, we also may agree to sell, and the relevant underwriters or agents may agree to solicit offers to purchase, blocks of our ordinary shares, ADSs or warrants. The terms of each such distribution agreement will be set forth in more detail in a prospectus supplement to this prospectus.

In connection with offerings made through underwriters or agents, we may enter into agreements with such underwriters or agents pursuant to which we receive our outstanding securities in consideration for the securities being offered to the public for cash. In connection with these arrangements, the underwriters or agents may also sell securities covered by this prospectus to hedge their positions in these outstanding securities, including in short sale transactions. If so, the underwriters or agents may use the securities received from us under these arrangements to close out any related open borrowings of securities.

We may enter into derivative transactions with third parties or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, such third parties (or affiliates of such third parties) may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, such third parties (or affiliates of such third parties) may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of shares, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of shares. The third parties (or affiliates of such third parties) in such sale transactions will be underwriters and will be identified in the applicable prospectus supplement (or a post-effective amendment).

We may loan or pledge securities to a financial institution or other third party that in turn may sell the securities using this prospectus. Such financial institution or third party may transfer its short position to investors in our securities or in connection with a simultaneous offering of other securities offered by this prospectus or in connection with a simultaneous offering of other securities offered by this prospectus.

LEGAL MATTERS

Certain legal matters with respect to Israeli law and with respect to the validity of the offered securities under Israeli law will be passed upon for us Meitar | Law Offices, Ramat Gan, Israel. Certain legal matters with respect to U.S. federal securities law will be passed upon for us by Sullivan & Worcester LLP, New York, New York.

EXPERTS

The financial statements incorporated in this Prospectus, except as they relate to Algomizer Ltd., by reference to the Annual Report on Form 20-F for the year ended December 31, 2019 have been so incorporated in reliance on the report (which contains an explanatory paragraph relating to the Company’s ability to continue as a going concern as described in Note 1(b) to the financial statements) of Kesselman & Kesselman, Certified Public Accountants (Isr.), an independent registered public accounting firm and a member firm of PricewaterhouseCoopers International Limited, given on the authority of said firm as experts in auditing and accounting.

Kesselman & Kesselman, Certified Public Accountants (Isr.) did not audit the financial statements of Algomizer Ltd., an 8% equity investment of the Company, as of and for the year ended December 31, 2019, which is reflected in the consolidated financial statements of the Company for that period. Those statements were audited by Brightman Almagor Zohar & Co., Certified Public Accountant (Isr.), a firm in the Deloitte Global Network, whose report thereon is incorporated in this Prospectus by reference, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form F-3 under the Securities Act, with respect to the securities offered by this prospectus. However, as is permitted by the rules and regulations of the SEC, this prospectus, which is part of our registration statement on Form F-3, omits certain non-material information, exhibits, schedules and undertakings set forth in the registration statement. For further information about us, and the securities offered by this prospectus, please refer to the registration statement.

We are subject to the reporting requirements of the Exchange Act that are applicable to a foreign private issuer. In accordance with the Exchange Act, we file reports, including annual reports on Form 20-F. We also furnish to the SEC under cover of Form 6-K material information required to be made public in Israel, filed with and made public by any stock exchange or distributed by us to our shareholders. As a foreign private issuer, we are exempt from the rules under the Exchange Act prescribing the furnishing and content of proxy statements to shareholders and our officers, directors and principal shareholders are exempt from the “short-swing profits” reporting and liability provisions contained in Section 16 of the Exchange Act and related Exchange Act rules.

The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers, such as us, that file electronically with the SEC (http://www.sec.gov).

We maintain a corporate website at www.medigus.com. Information contained on, or that can be accessed through, our website does not constitute a part of this prospectus. We have included our website address in this prospectus solely as an inactive textual reference. We will post on our website any materials required to be posted on such website under applicable corporate or securities laws and regulations, including posting any notices of general meetings of our shareholders.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to incorporate by reference the information we file with or furnish to the SEC, which means that we can disclose important information to you by referring you to another document filed or furnished separately with the SEC. The information incorporated by reference is considered to be part of this prospectus. Any information that we file or furnish later with the SEC and that is deemed incorporated by reference will also be considered to be part of this prospectus and will automatically update and supersede the information in this prospectus. In all cases, you should rely on the later information over different information included in this prospectus. This prospectus incorporates by reference the documents listed below, and any future Annual Reports on Form 20-F that we file with the SEC and certain Reports on Form 6-K that we furnish to the SEC (but only to that extent that such Form 6-K states that it is incorporated by reference herein), in each case, between the date of the initial registration statement and the effectiveness of the registration statement and following the effectiveness of the registration statement until the offering of the securities under the registration statement is terminated.

We incorporate by reference the following documents or information that we have filed with the SEC:

●	the description of our ordinary shares, par value NIS 1.00 per share, and the American Depositary Shares representing the ordinary shares, contained in our Registration Statement on Form 20-F filed with the SEC on May 7, 2015, including any subsequent amendment or any report filed for the purpose of updating such description; and

●	our Annual Report on Form 20-F for the fiscal year ended December 31, 2019, filed with the SEC on April 21, 2020;

The information relating to us contained in this prospectus does not purport to be comprehensive and should be read together with the information contained in the documents incorporated or deemed to be incorporated by reference in this prospectus.

As you read the above documents, you may find inconsistencies in information from one document to another. If you find inconsistencies between the documents and this prospectus, you should rely on the statements made in the most recent document. All information appearing in this prospectus is qualified in its entirety by the information and financial statements, including the notes thereto, contained in the documents incorporated by reference herein.

We will provide, free of charge, to each person, including any beneficial owner, to whom this prospectus is delivered, a copy of any or all information that has been incorporated by reference into this prospectus, but which has not been delivered with the prospectus, upon written or oral request to us at the following address:

Omer Industrial Park, No. 7A, P.O. Box 3030

Omer 8496500, Israel

Tel: +972-72-260-2200

Attention: Tatiana Yosef, Chief Financial Officer

ENFORCEABILITY OF CIVIL LIABILITIES

We are incorporated under the laws of the State of Israel. Service of process upon us and upon our directors and officers and the Israeli experts named in this prospectus, substantially all of whom reside outside the United States, may be difficult to obtain within the United States. Furthermore, because substantially all of our assets and substantially all of our directors and officers are located outside the United States, any judgment obtained in the United States against us or any of our directors and officers may not be collectible within the United States.

It may be difficult to assert U.S. securities law claims in original actions instituted in Israel. Israeli courts may refuse to hear a claim based on a violation of U.S. securities laws because Israel is not the most appropriate forum to bring such a claim. In addition, even if an Israeli court agrees to hear a claim, it may determine that Israeli law and not U.S. law is applicable to the claim. If U.S. law is applicable, then it must be proved as a fact which can be a time-consuming and costly process. Certain matters of procedure will also be governed by Israeli law.

Subject to specified time limitations and legal procedures, Israeli courts may enforce a United States judgment in a civil matter which, subject to certain exceptions, is non-appealable, including judgments based upon the civil liability provisions of the Securities Act and the Exchange Act and including a monetary or compensatory judgment in a non-civil matter, provided that among other things:

●	the judgments are obtained after due process before a court of competent jurisdiction, according to the laws of the state in which the judgment is given and the rules of private international law currently prevailing in Israel;

●	the prevailing law of the foreign state in which the judgments were rendered allows the enforcement of judgments of Israeli courts (however, the Israeli courts may waive this requirement following a request by the attorney general);

●	adequate service of process has been effected and the defendant has had a reasonable opportunity to be heard and to present his or her evidence;

●	the judgments are not contrary to public policy, and the enforcement of the civil liabilities set forth in the judgment does not impair the security or sovereignty of the State of Israel;

●	the judgments were not obtained by fraud and do not conflict with any other valid judgment in the same matter between the same parties;

●	an action between the same parties in the same matter is not pending in any Israeli court at the time the lawsuit is instituted in the foreign court; and

●	the obligations under the judgment are enforceable according to the laws of the State of Israel and according to the law of the foreign state in which the relief was granted.

If a foreign judgment is enforced by an Israeli court, it generally will be payable in Israeli currency, which can then be converted into non-Israeli currency and transferred out of Israel. The usual practice in an action before an Israeli court to recover an amount in a non-Israeli currency is for the Israeli court to issue a judgment for the equivalent amount in Israeli currency at the rate of exchange in force on the date of the judgment, but the judgment debtor may make payment in foreign currency. Pending collection, the amount of the judgment of an Israeli court stated in Israeli currency ordinarily will be linked to the Israeli consumer price index plus interest at the annual statutory rate set by Israeli regulations prevailing at the time. Judgment creditors must bear the risk of unfavorable exchange rates.

OFFERING EXPENSES

The following is a statement of expenses in connection with the distribution of the securities registered. All amounts shown are estimates except the SEC registration fee. The estimates do not include expenses related to offerings of particular securities. Each prospectus supplement describing an offering of securities will reflect the estimated expenses related to the offering of securities under that prospectus supplement.

SEC registration fees		$6,490
Legal fees and expenses	$	*
Accountant’s fees and expenses		$10,000
Miscellaneous

Total	$	*

*	These fees and expenses depend on the number of securities offered and the number of offerings by us under this prospectus, and accordingly cannot be estimated at this time.

American Depositary Shares

and      Pre-Funded Warrants each to purchase one American Depositary Share

Medigus Ltd.

PROSPECTUS SUPPLEMENT

ThinkEquity

a division of Fordham Financial Management, Inc.

May    , 2020